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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PRAXAIR, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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39 Old Ridgebury Road
Danbury, Connecticut 06810-5113

PRELIMINARY PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 25, 2006

Dear Praxair Shareholder:

        The Annual Meeting of Shareholders of Praxair, Inc. will be held at 9:30 a.m. on Tuesday, April 25, 2006 in the Grand Ballroom of the Sheraton Danbury, 18 Old Ridgebury Road, Danbury, Connecticut, for the following purposes:

  1.
  To elect four directors to the Board of Directors.

  2.
  To approve an Amendment to Praxair's Certificate of Incorporation to declassify the Board.

  3.
  To reapprove Performance Goals under Praxair's 162(m) Plan

  4.
  To ratify the appointment of the independent auditor.

  5.
  To conduct such other business as may properly come before the meeting.

        Only holders of Common Stock of Praxair, Inc. of record at the close of business on March 1, 2006 will be entitled to vote at the meeting or any adjournment thereof.

        It is important that your shares be represented and voted at the meeting. You may vote your shares by means of a proxy form using one of the following methods:

  1.
  Electronically on the Internet (if instructions for this method are included in this package), OR

  2.
  By telephone (if instructions for this method are included in this package), OR

  3.
  By signing and dating the proxy/voting instruction card enclosed in this package and returning it in the postage-paid envelope that is provided.

        The giving of such proxy does not affect your right to vote in person if you attend the meeting.

        We encourage you to complete and submit your proxy electronically or by telephone (if those options are available to you) as a means of reducing the Company's expenses related to the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

JAMES T. BREEDLOVE, Vice President, General Counsel and Secretary

March 17, 2006

      WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL
      MEETING IN PERSON, PLEASE PROMPTLY COMPLETE AND SUBMIT
      A PROXY, EITHER BY INTERNET, BY TELEPHONE OR BY MAIL.

PROXY STATEMENT
TABLE OF CONTENTS

39 Old Ridgebury Road
Danbury, Connecticut 06810-5113

PRELIMINARY
PROXY STATEMENT

Annual Meeting of Shareholders
Tuesday, April 25, 2006

        This statement is furnished to shareholders of Praxair, Inc. ("Praxair" or the "Company") in connection with the solicitation of proxies for the Annual Meeting of Shareholders to be held at the Sheraton Danbury, 18 Old Ridgebury Road, Danbury, Connecticut on April 25, 2006, at 9:30 a.m. or any adjournment thereof (the "Annual Meeting"). This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about March 17, 2006. The enclosed proxy is solicited on behalf of the Board of Directors of Praxair.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Item 1:    Election of Directors

        Four directors are to be elected. Praxair's Board of Directors is divided into three classes serving staggered terms. The terms of three of the present directors expire this year and each of them has been nominated for reelection. In addition, your Board has nominated Stephen F. Angel, Praxair's President and Chief Operating Officer, for election as a director for the first time.

        Your Board recommends that Stephen F. Angel, Claire W. Gargalli, G. Jackson Ratcliffe, Jr. and Dennis H. Reilley each be elected to serve in the class with terms expiring in 2009. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Biographical data on these nominees and the other members of the Board of Directors is presented beginning at page     of this Proxy Statement under the caption "The Board of Directors".

        As explained more fully below, if elected, each nominee will have a three year term (subject to mandatory retirement as required by current Board policy) regardless of the outcome of the shareholders' vote on the proposed amendment to the Certificate of Incorporation (Item 2 below).

        If one or more of the nominees becomes unavailable for election or service as a director, the proxy holders will vote your shares for one or more substitutes designated by the Board of Directors, or the size of the Board of Directors will be reduced.

        To be elected, a nominee must receive a plurality of the votes cast at the Annual Meeting in person or by proxy. See the vote counting rules at page     of this Proxy Statement.

Item 2:    Proposal to Approve an Amendment to the Certificate of Incorporation to Declassify the Board

        Your Board has taken note of some sentiment in the general shareholder community against classified board structures, favoring instead annual elections of each director. Although, as described below, your Board sees some value for shareholders in a classified board structure, your Board has deemed it advisable to permit Praxair's shareholders to express their views on this matter and to "declassify" the Board if shareholders vote in favor of this proposal. A favorable shareholder vote would be binding with respect to the amendment to the Company's Certificate of Incorporation which would effectuate that change in Board structure.

        Praxair's Certificate of Incorporation currently provides that the Board shall be divided into three classes of approximately equal size. Directors in each class are elected for three year terms and the terms of each class are staggered so that only one class is elected in a given year.

        If the amendment is approved, the Company will promptly file it with the State of Delaware and, thereafter, each director will be subject to annual election once his or her current term to which s/he has already been elected expires. Therefore, all directors will become subject to annual election not later than the 2009 Annual Meeting of Shareholders.

        The primary purpose of the classified board structure is to prevent a hostile suitor from taking over a majority of the board seats at one annual shareholder meeting since only one-third of the directors are elected at any given meeting. Your Board has considered this a reasonable protection for shareholders against the possibility of a takeover in a "proxy contest" in which a hostile suitor assumes effective control of the Company without paying a premium to its shareholders. Even a credible threat of a proxy fight may reduce the leverage that your Board may have to fully explore, or possibly negotiate, a transaction or other proposal made by a hostile suitor.

        Proxy contests for control of U.S. boards of directors have been relatively rare and typically have occurred only when there exists a serious performance concern at the target company. Nevertheless, currently proposed developments such as internet distribution of proxies and elimination of the broker's discretionary vote for director elections (see broker's discretion as described in this Proxy Statement at page 5 with respect to the vote counting rules for item #1) could potentially affect the future value of the classified board structure. Any of these developments potentially could have substantial governance consequences, including making it easier and less expensive for hostile suitors to mount a proxy contest for control of the Company, although it is uncertain at this time how these developments will evolve.

        Your Board acknowledges that many commentators believe that annual elections increase the board's accountability to shareholders, that the classified board structure can present an unwarranted obstacle to a change-in-control that may be advantageous to shareholders, and that the leverage created by this obstacle could be abused by a recalcitrant board in order to entrench management. However, it should be noted that, even under the classified board structure, shareholders have the ability to withhold votes for fully one third of the board in any given year. Your Board believes that those commentators underestimate the effectiveness of any shareholder expression of dissatisfaction by means of substantial withhold votes. Further, your Board believes that the performance of your Company and Board to date justifies confidence that your Board will continue to act in the shareholders' best interests.

        Nevertheless, your Board understands that the best defense against a takeover is continued good performance and deems it advisable to change to annual elections if the Company's shareholders determine by their vote for this proposal that the protection of a classified board structure, all things considered, is not in their interests.

        The complete text of the proposed amendment, which would amend section A of Article V of the Restated Certificate of Incorporation (Number, Tenure and Qualifications of Directors; Removal) is attached to this Proxy Statement as Appendix 3.

        Your Board makes no recommendation to shareholders as to how to vote on this item 2, the proposal to amend the Certificate of Incorporation to declassify Board of Directors but, as described above, your Board has deemed it advisable to change to annual elections if shareholders, after considering the factors outlined here, vote in favor of the proposal.

        In order for this proposal to be adopted by the shareholders, at least a majority of the outstanding shares of Praxair common stock entitled to vote on the matter must be voted in its favor. See the vote counting rules at page     of this Proxy Statement.

Item 3:    Proposal to Reapprove Performance Goals under Praxair's 162(m) Plan

        At the 2001 Annual Meeting, the shareholders approved the Praxair, Inc. Plan for Determining Performance-Based Awards Under Section 162(m) ("162(m) Plan"). This plan establishes a process for determining the amount of certain awards to senior officers under the Company's compensation plans so as to qualify the compensation as "performance-based" under regulations issued pursuant to Internal Revenue Code Section 162(m). Such performance-based compensation is exempt from the deduction limitation of Section 162(m) and, thus, is fully deductible by the Company for tax purposes.

        The 162(m) Plan does not, in itself, authorize any payments or the issuance of any shares for any award. Actual awards are made pursuant to other plans such as the Company's long term incentive plan or the variable compensation plan. To ensure their deductibility under the IRS rules, the amount of certain awards under those plans may be determined using the process set forth in the 162(m) Plan.

        Internal Revenue Service regulations require that the material terms of the Performance Goals set forth in the 162(m) Plan be submitted for shareholder reapproval no later than the fifth year following the original approval. No changes have been made to the 162(m) Plan or the Performance Goals specified therein since the 2001 shareholder approval.

        If the Performance Goals are not reapproved, some of the compensation paid to the Company's senior executives may not be deductible, resulting in an additional cost to the Company.

        The material terms of the 162(m) Plan Performance Goals are summarized below. This summary is qualified by the specific language of the entire 162(m) Plan which, for your reference, is attached to this Proxy Statement as Appendix 4.

  Overview

        The process set forth in the 162(m) Plan is used in connection with awards intended to be based on the performance of individuals, business unit(s) of the Company or the Company as a whole, over a calendar year, or a longer performance period, using specific, objective Performance Goals for the year or period that are pre-established by the Compensation & Management Development Committee (the "Committee"). Awards for which the amount is determined by the procedures set forth in the 162(m) Plan are issued under the applicable Company compensation plan or program.

  Eligible Employees

        Executive Officers of the Company are eligible to participate in the 162(m) Plan.

  Business Criteria

        A list of business criteria ("Performance Measures") on which Performance Goals may be based is set forth in Section 7 of the 162(m) Plan and includes Net Income, Operating Profit, Return on Capital, Total Shareholder Return, Sales, Return on Equity, SG&A, Debt-to-Capital Ratio, and EVA, all as specifically defined in the plan. Section 8 of the 162(m) Plan sets forth the permissible forms in which a Performance Goal may be expressed, including percentage growth, performance against an index or peer companies, absolute growth, cumulative growth, a designated absolute amount, percent of sales, and per share of common stock outstanding. The 162(m) Plan provides the Committee flexibility to fashion Performance Goals as it deems appropriate to the Company's best interests at the time.

  Maximum Awards

        The 162(m) Plan provides that, with respect to annual variable compensation ("Annual Performance Awards"), the maximum that may be paid to a participant in a calendar year is three times the participant's annual salary.

        With respect to awards based on a performance period longer than one year ("Long Term Performance Opportunities"), the maximum that may be paid to a participant is $4,000,000 times the length (in years) of the performance period.

        In addition, these awards are subject to any further limitations, including per-participant limits, that may be specified in the Company's Variable Compensation Plans or Long Term Incentive Plans under which actual awards are authorized and issued.

  Process for Determining 162(m)-Qualified Performance-Based Awards

        For each calendar year or performance period, the Committee may select one or more Performance Measures and set the Performance Goals for these measures. The Performance Goals are utilized to determine the amount of any awards payable for such year or performance period under the applicable compensation plan.

        Not later than 90 days after the commencement of a calendar year or performance period, the Committee designates for the awards relating to such year or period: (i) the individuals who will be participants in the 162(m) Plan; (ii) the Performance Measures; (iii) if there is more than one Performance Measure, the weighting of the Performance Measures in determining the award; (iv) the Performance Goals and payout matrix or formula for each Performance Measure; and (v) the target dollar value of the award for each participant.

        Following the end of a calendar year or performance period, the Committee determines the award for each participant by: (i) comparing actual performance for each measure against the Performance Goal and the payout matrix approved for such year or period; (ii) multiplying the payout percentage from the payout matrix for each Performance Measure by the appropriate weighting factor; and (iii) summing the weighted payout percentages and multiplying their overall payout percentage by the participant's target award.

        The Committee in its sole discretion may reduce any award to any participant to any amount, including zero, prior to the certification by resolution of the Committee of the amount of such award. The Committee may not, however, increase an award or change a performance goal once it has been established.

        As stated in the Compensation and Management Development Committee's Report on Executive Compensation at page    of this Proxy Statement, it is the Committee's goal to have most of the compensation paid to the Company's Chief Executive Officer and the four other most highly compensated Executive Officers qualify as performance-based and deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code. Accordingly, your Board recommends that you vote FOR this item 3, the proposal to reapprove Performance Goals under Praxair's 162(m) Plan.

        In order for this proposal to be adopted by the shareholders, at least a majority of the shares cast at the Annual Meeting in person or by proxy by the shareholders entitled to vote on the matter must be voted in its favor. See the vote counting rules at page     of this Proxy Statement.

Item 4:    Proposal to Ratify the Appointment of the Independent Auditor

        By NYSE and SEC rule, selection of the Company's independent auditor is the direct responsibility of the Audit Committee. Your Board has determined, however, to seek shareholder ratification of that selection as a good practice to provide shareholders an avenue to express their views on this important matter. If shareholders fail to ratify the selection, the Audit Committee will seek to understand the reasons for such failure and will take those views into account in this and future appointments. Even if the current selection is ratified by shareholders, the Audit Committee reserves to itself the right to appoint a different independent auditor at any time during the year if the Audit Committee determines that such change would be in the best interests of the Company and its shareholders.

        Information concerning the independent auditor may be found beginning at page     of this Proxy Statement under the caption "The Independent Auditor".

        Your Board recommends that you vote FOR this item 4, the proposal to ratify the Audit Committee's selection of the independent auditor.

        In order for this proposal to be adopted by the shareholders, at least a majority of the votes cast at the Annual Meeting in person or by proxy by the shareholders entitled to vote on the matter must be voted in its favor. See the vote counting rules at page     of this Proxy Statement.

Item 5:    Other Business

        Praxair knows of no other business that will be considered for action at the Annual Meeting. If any other business calling for a vote of shareholders is properly presented at the meeting, the proxy holders will have the discretion to vote your shares in accordance with their best judgment.

PROXY AND VOTING PROCEDURES

Who are the Shareholders Entitled to Vote at this Meeting?

        Common Stock shareholders of record at the close of business on March 1, 2006 will be entitled to vote at the Annual Meeting. As of that date, a total of 322,723,955 shares of Praxair's Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote.

How do I Submit my Vote by means of a Proxy?

        Your vote is important. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that, if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

        The Internet and telephone voting procedures are designed to authenticate shareholders and to allow shareholders to confirm that their instructions have been properly recorded.

How are the Proxies Voted?

        All shares entitled to vote and represented by a properly completed proxy (either by Internet, telephone or mail) will be voted at the Annual Meeting as indicated on the proxy unless earlier revoked by you. If no instructions are indicated for a matter on an otherwise properly completed proxy from a shareholder of record, the shares represented by that proxy will be voted on that matter as recommended by the Board of Directors. See also the vote counting rules at page    of this Proxy Statement. Execution of the proxy also confers discretionary authority on the proxy holder to vote your shares on other matters that may properly come before the meeting.

How Can I Revoke my Proxy?

        You may revoke your proxy at any time before it is voted by filing with Praxair's Secretary a written revocation, by timely delivery of a properly completed, later-dated proxy (including by Internet or telephone), or by voting in person at the Annual Meeting.

May I Still Vote at the Annual Meeting even if I have Submitted a Proxy?

        The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

What is the Necessary Quorum to Transact Business at the Annual Meeting?

        The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote shall constitute a quorum. The shares represented by withhold votes, abstentions and broker non-votes on filed proxies and ballots will be considered present for quorum purposes (for an explanation of "broker non-votes", see the vote counting information below).

How are the Votes Counted for each Item of Business?

        If you are a shareholder of record and submit a proxy (whether by Internet, telephone or mail) without specifying a choice on any matter to be considered at this meeting, the proxy holders will vote your shares according to the Board's recommendation on that matter. In the case of Item #2 (Approval of the proposed Amendment to the Certificate of Incorporation), and as further explained in the description of this Item #2 above, your Board makes no recommendation to shareholders as to how they should vote on this proposal. Therefore, the proxy holders will abstain with respect to voting your shares if you do not otherwise specify a choice on this matter (see description at subparagraph 2. below as to the effect of abstentions on the vote for this matter).

        If you hold your shares in a brokerage account, then, under New York Stock Exchange rules and Delaware corporation law,

  1.
  With respect to Item #1 (Election of Directors), your broker is entitled to vote your shares on this matter if no instructions are received from you. Abstentions may not be specified as to the election of directors.

  2.
  With respect to Item #2 (Approval of the proposed Amendment to the Certificate of Incorporation), your failure to give voting instructions to your broker will result in a so-called "broker non-vote" (since your broker is not entitled to vote your shares on this matter unless it receives instructions from you). Broker non-votes and abstentions are not considered votes cast and, therefore, will have the effect of votes against this proposal because, to be approved, it requires an affirmative vote of the majority of the shares outstanding.

  3.
  With respect to Item #3 (Reapproval of Performance Goals under Praxair's 162m Plan) and Item #4 (Ratification of the Appointment of the Independent Auditor), your broker is entitled to vote your shares on this matter if no instructions are received from you. Abstentions are not considered votes cast and, therefore, will be counted neither for nor against this matter.

        If you hold your shares in the Praxair, Inc., Praxair Distribution, Inc., Praxair Healthcare Services, Inc., Praxair Puerto Rico, Inc., or the Dow Chemical Company Employees' savings plan, and if the plan trustee receives no voting instructions from you, then, under the applicable plan trust agreement, the plan trustee must vote your shares in the same proportion on each matter as it votes the shares for which it has received instructions.

HOW TO RECEIVE YOUR ANNUAL REPORT AND
PROXY STATEMENT ON-LINE

        Save Praxair future postage and printing expense by consenting to receive future annual reports, meeting notices, and proxy statements on-line on the Internet.

        Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Those shareholders will be given the opportunity to consent to future Internet delivery when they vote their proxy. (For some shareholders, this option is only available if you vote by Internet.)

        If you are not given an opportunity to consent to Internet delivery when you vote your proxy, contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of such an option for you.

        If you consent, your account will be so noted and, when Praxair's 2006 Annual Report, meeting notice, and the Proxy Statement for the 2007 Annual Meeting of Shareholders become available, you will be notified on how to access them on the Internet. Any prior consent you have given will remain in effect until specifically revoked by you in the manner specified by the bank or broker that manages your account.

        If you do elect to receive your Praxair materials via the Internet, you can still request paper copies by contacting the Investor Relations Department at Praxair, Inc., 39 Old Ridgebury Road, M-2, Danbury, CT 06810-5113.

SHAREHOLDERS SHARING AN ADDRESS

        If you share an address with another shareholder, you may receive only one set of proxy materials (including this proxy statement and the annual report to shareholders) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may contact us at the address cited above.

        Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may contact us at the above address to request delivery of a single copy of these materials.

SHARE OWNERSHIP

Principal Holders

        The only person known by Praxair to be a beneficial owner of more than five percent of Praxair's Common Stock (par value $0.01) is the following:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Shares Outstanding(a)
FMR Corp. 82 Devonshire Street, Boston, MA 02109	26,555,407	(b)	8.2%

Notes: (a)	Based on 322,338,799 total shares outstanding on December 31, 2005 excluding shares held for the account of Praxair.
(b)
Holdings as of December 31, 2005 as reported in SEC Schedule 13G by FMR Corp. According to this report, FMR Corp. had sole voting power as to 2,145,687 shares and sole investment power as to 26,555,407 shares.

Directors and Executive Officers

        As of March 1, 2006, no Director or Executive Officer beneficially owned more than 1% of Praxair's Common Stock (par value $0.01), but Directors and all Executive Officers as a group, 19 persons, beneficially owned approximately 1.3% of the outstanding shares as of that date.

		SHARES BENEFICIALLY OWNED AND OTHER EQUITY INTERESTS
Name	Position	Common Stock(1)	Deferred Stock(2)	Total	Stock Options(3)
Dennis H. Reilley	Chairman and Chief Executive Officer	110,374	76,445	186,819	1,903,033
Stephen F. Angel	President and Chief Operating Officer	43,586	56,914	100,500	687,700
James S. Sawyer	Senior Vice President and Chief Financial Officer	25,211	12,176	37,387	228,067
Ricardo S. Malfitano	Executive Vice President	25,710	7,294	33,004	294,667
James T. Breedlove(4)	Vice President, General Counsel and Secretary	19	178	197	16,733
José P. Alves	Director	1,253	786	2,039	0
Claire W. Gargalli	Director	3,454	8,340	11,794	40,000
Ira D. Hall	Director	1,500	0	1,500	0
Ronald L. Kuehn, Jr.	Director	16,602	35,033	51,635	40,000
Raymond W. LeBoeuf	Director	2,000	31,255	33,255	35,000
G. Jackson Ratcliffe, Jr.	Director	3,792	50,683	54,475	20,000
Wayne T. Smith	Director	10,000	12,618	22,618	15,000
H. Mitchell Watson, Jr.	Director	2,455	26,277	28,732	20,000
Robert L. Wood	Director	1,200	0	1,200	0

Total		247,156	317,998	565,143	3,305,200

Directors and Executive Officers as a group	(19 persons)	294,160	330,308	624,468	3,798,201

Notes:

1)
Amounts reported as Common Stock include 33,333 restricted shares for which Mr. Reilley has sole voting power and which vest in stages beginning in 2006. Reported shares also include 30,000 restricted shares for which Mr. Angel has sole voting power and which vest in stages beginning in 2007.

2)
Deferred Stock represents stock price-based units into which deferred compensation has been invested pursuant to the deferred compensation plans for management and for non-employee directors. Holders have no voting rights with respect to Deferred Stock. The value of Deferred Stock units varies with the price of Praxair's common stock and, at the end of the deferral period, the units are payable in stock.

3)
Stock Options represent shares that may be acquired upon exercise of options exercisable within 60 days of March 1, 2006.

4)
Mr. Breedlove joined the Company in November 2004.

CORPORATE GOVERNANCE AND BOARD PRACTICES

Praxair's Governance Principles

        Praxair operates under Governance Guidelines which are set forth in Appendix 1 to this Proxy Statement and posted at Praxair's public website, www.praxair.com. Consistent with those guidelines, your Board has adopted the following policies and practices, among others:

        Business Integrity and Ethics.    One of your Board's first acts upon Praxair's launch as a public company was to adopt policies and standards regarding Compliance with Laws and Business Integrity and Ethics. The current version of the Board's policy in these areas is posted at Praxair's website, www.praxair.com. This Code of Ethics applies to Praxair's directors and to all employees, including Praxair's Chief Executive Officer, Chief Financial Officer, and Controller.

        Compliance with NYSE Corporate Governance Listing Standards.    Praxair complies with the New York Stock Exchange's Corporate Governance Listing Standards. As required by NYSE rules, on May 10, 2005 the Company submitted to the NYSE an unqualified CEO annual certification of such compliance and expects to do so again within 30 days after the Annual Meeting of Shareholders.

        Praxair has also filed with its Annual Report on Form 10-K for 2005 the CEO and CFO certifications (regarding the quality of the Company's financial statements and its disclosure controls and procedures) required by §302 of the Sarbanes-Oxley Act of 2002 (as implemented by SEC Rule 13a-14(a) of the Securities Exchange Act of 1934).

        Director Independence.    Your Board has adopted independence standards for service on Praxair's Board of Directors and these are set forth in Appendix 2 to this Proxy Statement and posted at Praxair's public website, www.praxair.com. Your Board has applied these standards to all of the incumbent non-employee directors and has determined that all of them are independent. Your Board is not otherwise aware of any relationship with the Company or its management that could potentially impair a director's exercise of independent judgment. See also information presented in this section under the caption "Certain Relationships and Transactions".

        Board Leadership.    The independent directors have elected Raymond W. LeBoeuf. as Executive Session Presiding Director. Mr. LeBoeuf presides over private meetings of the non-management directors and performs other duties, including conducting a performance review of the Chief Executive Officer.

        Mandatory Director Retirement.    Your Board has adopted a policy whereby no director who has attained the age of 72 may serve on the Praxair Board. Your Board also has a policy against service on the Board by an officer of the Company after his/her retirement, resignation or removal as an officer.

        Limits to Service on Other Boards.    Your Board has established a policy whereby no non-employee director may serve on more than five additional public company Boards and no member of the Audit Committee may serve on more than two additional public company audit committees. Also, the Chief Executive Officer may not serve on more than two other public company Boards.

        Director Nomination Process.    The Governance and Nominating Committee has responsibility for the Director nomination process. Its charter from the Board may be found in the Governance section of Praxair's public website, www.praxair.com.

        All of the members of this Committee are independent within the meaning the Board's Independence Standards (Appendix 2 to this Proxy Statement), which standards meet or exceed those contained in the New York Stock Exchange's Listing Standards.

        The Governance and Nominating Committee will consider candidate nominees for election as director who are recommended by shareholders. Recommendations should be sent to the Secretary of

Praxair and should include the candidate's name and qualifications and a statement from the candidate that he or she consents to being named in the Proxy Statement and will serve as a director if elected. In order for any candidate to be considered by the Governance and Nominating Committee and, if nominated, to be included in the Proxy Statement, such recommendation must be received by the Secretary on or before the date specified on page    of this Proxy Statement under the caption "Shareholder Proposals for the 2007 Annual Meeting."

        The Committee believes that the minimum qualifications that must be met by any director nominee include a strong record of integrity and ethical conduct, a record of accomplishment, lack of conflicts that might interfere with the nominee's exercise of independent judgment on matters affecting the Company or its shareholders, and a willingness and ability to represent all shareholders of the Company.

        The qualities and skills necessary in a director nominee are governed by the specific needs of the Board at the time the Committee determines to add a director to the Board. The specific requirements of the Board will be determined by the Committee and will be based on, among other things, the Company's then existing strategies and business, market, geographic and regulatory environments, and the mix of perspectives, experience and competencies then represented by the other Board members; and will take into account the Chief Executive Officer's views as to areas in which management desires additional advice and counsel.

        When the need to recruit a director arises, the Committee will consult the other directors, the Chief Executive Officer and, on occasion, fee-paid third party recruiting firms to identify potential candidates. The candidate evaluation process may include inquiries as to the candidate's reputation and background, examination of the candidate's experiences and skills in relation to the Board's requirements at the time, consideration of the candidate's independence as measured by the Board's independence standards, and other considerations that the Committee deems appropriate at the time. Prior to formal consideration by the Committee, any candidate who passes such screening would be interviewed by the Committee (or the Committee Chairman) and by the Chief Executive Officer.

        Except for Stephen F. Angel, no new directors have been appointed or nominated since the last Annual Meeting of Shareholders.

        Communications with the Board.    Your Board believes that the most efficient means for shareholders and other interested parties to raise issues and questions and to get a response is to direct such communications to the Company through its Investor Relations Department or other methods as described in the Contact Us section of the Company's public website, www.praxair.com.

        If, notwithstanding these methods, a shareholder or other interested party wishes to direct a communication specifically to the Company's Board of Directors, then the following means are available. To ensure that the communication is properly directed in a timely manner, it should be clearly identified as intended for the Board:

(1)
Telephone (Voice Mail):
1-800-719-0719 within the U.S.A., or
+1(203)837-2960 for outside theU.S.A.

(2)
Mail:
Praxair, Inc.
Attn: Board of Directors
P.O. Box 2478
Danbury, CT, U.S.A. 06813-2478

(3)
E-mail:
praxair_integrity@praxair.com

        The above addresses are supervised by the Company's Security Department which will promptly forward to the Corporate Secretary's Office any communication intended for the Board.

        The Corporate Secretary's Office will collect and organize all such communications, deleting any that are sales or other solicitations and any which contain offensive material. A summary of communications received will be periodically provided to the Executive Session Presiding Director who will make the final determination regarding the disposition of any such communication.

        Your Board believes that the Company should speak with one voice and has empowered management to speak on the Company's behalf subject to the Board's oversight and guidance on specific issues. Therefore, in most circumstances, the Board will not respond directly to inquiries received in this manner but may take into consideration ideas, concerns and positions that are presented in a concise, clear, supported and constructive manner.

        Director Attendance at the Annual Shareholders' Meeting.    Absent extenuating circumstances, each member of the Board is expected to attend the Annual Meeting of Shareholders. Nine of the then ten incumbent directors attended the 2005 meeting.

        Policy Statement on Rights Agreements.    Your Board will adopt or materially amend a Stockholder Protection Rights Agreement only if, in the exercise of its fiduciary responsibilities under Delaware law, and acting by a majority of its independent directors, it determines that such action is in the best interests of Praxair's shareholders. If the Board adopts or materially amends a Stockholder Protection Rights Agreement, it will submit such action to a non-binding shareholder vote as a separate ballot item at the first annual meeting of shareholders occurring at least six months after such action.

        Director Stock Ownership Guidelines.    Your Board has adopted a policy whereby directors must acquire and hold during their service as a Praxair Board member shares of the Company's stock equal in value to at least 5 times the base cash retainer for directors. Directors have five years from their initial election to meet this guideline (or, for incumbent directors as of October 2002, until October 2007). As shown in the stock ownership table presented at page    of this Proxy Statement under the caption "Share Ownership", all directors have met this guideline or are within the transition period; and most substantially exceed the guideline. In addition, any new director elected after October 2002 must, no later than the date of his/her election, acquire, using his/her own personal resources, shares of the Company's stock equal in value to the base cash retainer then in effect.

        Executive Stock Ownership Guidelines.    Your Board believes that it is important for Executive Officers to acquire a substantial ownership position in Praxair. In this way, their interests will be more closely aligned with those of shareholders. Significant stock ownership focuses the executives' attention on managing Praxair as equity owners.

        Accordingly, stock ownership guidelines have been established for the Company's officers as follows. 22 executives are currently covered under this stock ownership policy. Individuals are expected to meet the applicable guideline no more than five years after first becoming subject to it.

Value of Shares Owned
Chief Executive Officer	5.0x Base Salary
President & Chief Operating Officer	3.0x Base Salary
Executive Vice Presidents	3.0x Base Salary
Chief Financial Officer	3.0x Base Salary
Proxy-Named Senior Vice Presidents	3.0x Base Salary
Other Executive Officers	1.5x Base Salary
Other Officers	1.0x Base Salary

        As of the date of this Proxy Statement, all covered individuals have met or exceeded their guidelines, where permitted by law, or are within their transition period. Stock ownership of the five most highly compensated Executive Officers in 2005 can be found in the table presented at page    of this Proxy Statement under the caption "Share Ownership."

        Succession Planning and Personnel Development.    Under the leadership of the Compensation and Management Development Committee, it is your Board's practice to annually conduct a formal Succession Planning and Personnel Development session in which evaluations of senior executives are reviewed with respect to their potential for promotion into senior leadership positions, including that of the CEO. In addition, a wide variety of senior executives are purposely exposed to your Board by way of Board and Committee presentations and directors have unrestricted access to management for management assessment and development as well as for information gathering.

        CEO Performance Evaluation.    Your Board has in place a process whereby the Executive Session Presiding Director conducts a performance review at least annually of the Chief Executive Officer taking into account the views of all of the other independent directors. This is in addition to the evaluation inherent in the Compensation and Management Development Committee's determination of performance-based variable compensation each year.

        Strategy Review and Oversight.    It is your Board's practice to conduct a full-day session at least annually to review the strategies of the Company overall and of its key business components; and to provide advice and counsel to management regarding the strategic issues facing the Company. Throughout the year, management reports to your Board on the status of significant strategic initiatives and issues.

        Board Effectiveness Assessment.    As set forth in the Corporate Governance Guidelines, and under the leadership of the Governance and Nominating Committee, your Board assesses its effectiveness at least annually. Typically, this assessment includes evaluating its effectiveness in the areas of Performance of Core Responsibilities, Decision-making Support, the Quality of Deliberations, and Director Performance, as well as consideration of additional Board practices and policies recommended as best practices by recognized governance authorities, including national and international guidelines, standards and codes. In addition, directors are given measures of individual director effectiveness for purposes of self-assessment, reflection and self-improvement.

        Auditor Independence.    Your Board recognizes the importance of ensuring the independence of the Company's outside auditor. See page    of this Proxy Statement under the caption "The Independent Auditor" for a summary of some of the policies designed to monitor and support such independence.

        Director Compensation.    No director who is an employee of Praxair is compensated for service as a member of the Board of Directors or any committee of the Board of Directors. Compensation for non-employee directors consists of an annual retainer of $55,000, a $1,500 fee for each Board meeting attended, and a $1,500 fee for each committee meeting attended. A director who is also chairman of a Board committee is paid an additional $10,000 annual retainer or $15,000 in the case of the chairman of the Audit Committee. The Executive Session Presiding Director is paid a $10,000 annual retainer in addition to any other fees that may be due. From time to time, Praxair may sponsor a director's participation in third party-supplied continuing education related to the director's Board or Committee service.

        Each active non-employee director is a participant in the Praxair, Inc. Non-Employee Directors Equity Compensation Plan which was approved by shareholders at the 2005 Annual Meeting. Under that plan, the Governance & Nominating Committee may make an annual grant of equity to the non-employee directors having a value up to an amount set by the Board which, for 2005, was $70,000. The plan provides for grants of stock options, restricted stock, unrestricted stock, phantom stock, or any combination thereof, as determined by the Committee. For the 2005 grant under the plan, the Committee determined that it should be in the form of stock options. The exercise price of each option granted under the plan in 2005 was 100% of the closing price of Praxair's stock as reported by the New York Stock Exchange on the date of grant. One-third of those 2005 options become exercisable on the first anniversary of the date of grant, another third become exercisable on the second anniversary of the date of grant and the balance become exercisable on the third anniversary of the date of grant. All options expire ten years from the date of grant. The plan contains provisions regarding the exercisability and vesting of outstanding options in the event of termination of service, retirement, disability, death and change in control of Praxair.

        A Directors' Fees Deferral Plan is also available for non-employee directors. Under this plan, non-employee directors may, prior to the beginning of a calendar year, elect to defer to a later date payment of some or all of the cash fees earned in that year. This deferred payment date is fixed by the director at the time of his or her deferral election. At the time of the deferral election, the director also designates that the deferred fees be credited with earnings based upon a "Cash Account", which earns interest at the prime rate, or a "Stock Unit Account", the value of which varies with the market price of Praxair's common stock. Stock Unit Accounts are also credited with additional stock units whenever dividends are paid on Praxair's common stock. Stock units provide directors the economic equivalent of stock ownership except that the units may not be transferred or sold and they do not provide any voting or other shareholder rights. The "Cash Account" is paid to the director in cash on the designated payment date. The "Stock Unit Account" is paid in the form of Praxair common stock.

Certain Relationships and Transactions.

        G. Jackson Ratcliffe, Jr.'s son-in-law is employed by the Company and, during 2005, was a sourcing manager for the Company's Global Procurement and Materials Management function with cash compensation in the range of $100,000 to $120,000. Such non-executive employment does not violate the Board's independence standards for service on the Board and the Board has determined that such relationship does not otherwise impair Mr. Ratcliffe's ability to exercise independent judgment as a director.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely upon a review of SEC Forms 3, 4 and 5 furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that those persons complied with all Section 16(a) filing requirements during 2005 with respect to transactions in the Company's stock except as follows. One Form 4 was filed one day late for each of Raymond W. LeBoeuf and Wayne T. Smith, in each case with respect to the acquisition of stock units upon the deferral of director's fees for one meeting under the Directors Fees Deferral Plan. No Form 4 was filed for a December 2005 intra-plan transfer executed on James T. Breedlove's behalf affecting a Company stock fund under the Company's 401(k) Savings Plan. This transaction was reported on a year-end Form 5 filed on February 14, 2006. With respect to four transactions executed on Ricardo S. Malfitano's behalf, no Forms 4 were filed in 2005, and late Forms 5 and 4 were filed in 2006.

        Board Committees.    The Board currently has four standing Committees as described in the nearby table and each is comprised of only independent directors. The Charters for each of these Committees may be found in the Governance section of Praxair's public website,www.praxair.com.

Meetings and Current Members	Summary Responsibilities
AUDIT COMMITTEE Meetings in 2005: 5 Current Members: H. Mitchell Watson, Jr., Chairman Ronald L. Kuehn, Jr. Raymond W. LeBoeuf Robert L. Wood	Assists the Board in its oversight of (a) the independence, qualifications and performance of Praxair's independent auditor, (b) the integrity of Praxair's financial statements, (c) the performance of Praxair's internal audit function, and (d) Praxair's compliance with legal and regulatory requirements. In furtherance of these responsibilities, the Committee, among other duties,
	(1)	appoints the independent auditor to audit Praxair's financial statements, approves the fees and terms of such engagement, approves any non-audit engagements of the independent auditor, and meets regularly with, and receives various reports from, the independent auditor. The independent auditor reports directly to the Audit Committee;
	(2)	reviews Praxair's principal policies for accounting and financial reporting and its disclosure controls and processes, and reviews with management and the independent auditor Praxair's annual financial statements prior to their publication;
	(3)	reviews assessments of Praxair's internal controls, the performance of the Corporate Audit function, and the guidelines and policies by which Praxair undertakes risk assessment and risk management; and
	(4)	reviews the effectiveness of Praxair's compliance with laws, business conduct, integrity and ethics policies and programs.
COMPENSATION & MANAGEMENT DEVELOPMENT COMMITTEE Meetings in 2005: 5 Current Members: Ronald L. Kuehn, Jr., Chairman	Assists the Board in its oversight of (a) Praxair's compensation and incentive policies and programs, and (b) management development and succession, in both cases particularly as they apply to Praxair's Executive Officers. In furtherance of these responsibilities, the Committee, among other duties,
Claire W. Gargalli	(1)	determines Praxair's policies relating to the compensation
Raymond W. LeBoeuf		of the Executive Officers and assesses the
Wayne T. Smith		competitiveness and appropriateness of
their compensation and benefits;
	(2)	approves corporate goals relevant to the Chief Executive Officer's ("CEO") compensation, evaluates the CEO's performance in light of these goals and sets the CEO's compensation accordingly;
	(3)	reviews management's long-range planning for executive development and succession, and develops a CEO succession plan; and
	(4)	reviews Praxair's management incentive compensation and equity compensation plans and oversees their administration.

Meetings and Current Members	Summary Responsibilities
GOVERNANCE & NOMINATING COMMITTEE Meetings in 2005: 5 Current Members: Wayne T. Smith., Chairman José P. Alves Ira D. Hall	Assists the Board in its oversight of (a) the selection, qualifications, compensation and performance of Praxair's directors, (b) Praxair's governance, including the practices and effectiveness of the Board, and (c) various important public policy concerns that affect the corporation. In furtherance of these responsibilities, the Committee, among other duties,
H. Mitchell Watson, Jr.	(1)	recommends to the Board nominees for election as
Robert L. Wood		directors, and periodically reviews potential candidates, including incumbent directors;
	(2)	reviews policies with respect to the composition, organization and practices of the Board, and developments in corporate governance matters generally; and
	(3)	reviews Praxair's policies and responses to important social, political and public issues, including equal employment opportunity, charitable contributions, legislative issues, and important shareholder issues, including management and shareholder proposals offered for shareholder approval.
FINANCE & PENSION COMMITTEE Meetings in 2005: 3 Current Members: Claire W. Gargalli, Chairman José P. Alves Ira D. Hall G. Jackson Ratcliffe, Jr	Assists the Board in its oversight of (a) Praxair's financial position and financing activities, (b) Praxair's financial risk management policies and activities, and (c) the ERISA-qualified, funded plans sponsored by Praxair. In furtherance of these responsibilities, the Committee, among other duties,
	(1)	monitors Praxair's financial condition and its requirements for short and long term financing, and reviews, and recommends to the Board, the amounts, timing, types and terms of public stock issues and public and private debt issues;
	(2)	reviews Praxair's foreign exchange and interest rate exposures, the results of its foreign exchange, interest rate and derivatives hedging activities, and Praxair's practices for managing insurable risks;
	(3)	reviews Praxair's policies on dividends and stock repurchases; and
	(4)	reviews the investment performance, administration and funded status of Praxair's funded benefit plans and appoints administration and investment committees to act as fiduciaries of such plans.

THE BOARD OF DIRECTORS

        The following pages present information about the persons who comprise Praxair's Board of Directors; including the four nominees for election. During 2005, the Board held eight meetings.

Director Attendance

        During his or her current term to date, each nominee for reelection attended Board meetings and meetings of committees of which s/he is a member as follows: Ms. Gargalli, 100%; Mr. Ratcliffe, 100%; and Mr. Reilley, 100%. The other nominee for election, Mr. Angel, was not a member of the Board during 2005. During this same period, the continuing directors collectively attended            % of such meetings.

The Directors

JOSÉ PAULO DE OLIVEIRA ALVES Director Since 2005	Age 60 Term Expires 2007

Former Chief Executive Officer of CSN LLC, USA, the U.S. operation of Brazil's Companhia Siderúrgica Nacional (a steel manufacturing company), from 2001 through 2003. In addition, he served as Executive Officer of the New Business Sector of Companhia Siderúrgica Nacional from June 1999 through 2003, and as its Executive Officer of the Infrastructure/Energy Sector from May 1998 through July 2002. Prior to 2004 and representing CSN's holdings, Mr. Alves was Chairman of Eletropaulo Metropolitana SA (electricity distribution company) and MRS Logistica SA (railway/logistics company), as well as an Alternate Director of Cia Vale do Rio Doce (CVRD).

STEPHEN F. ANGEL Nominee for initial election as a director	Age 50
[PHOTO TO COME]
President and Chief Operating Officer of the Company since March 1, 2006. Mr. Angel was Executive Vice President of the Company from 2001 to 2006. From 1999 to 2001, he served as General Manager for the General Electric Company Industrial Systems Power Equipment business. From 1996 to 1999, he was General Manager, Marketing and Sales, for GE's Transportation Systems business. He is also on the Board of the National Association of Manufacturers.

CLAIRE W. GARGALLI Director Since 1992	Age 63 Term Expires 2006

Former Vice Chairman, Diversified Search Companies (executive search consultants) from 1990 to 1998.

Ms. Gargalli is a trustee emeritus of Carnegie Mellon University and Middlebury College and she is also a director of Baker Hughes, Inc., Intermec, Inc., and Virginia National Bank.

IRA D. HALL Director Since 2004	Age 61 Term Expires 2008

Former President and Chief Executive Officer of Utendahl Capital Management, L.P. (an asset management company) from 2002 through 2004. From 1999 to 2001, Mr. Hall served as Treasurer of Texaco Inc., and from 1998 to 1999, he was General Manager, Alliance Management of Texaco Inc. Prior to joining Texaco, Mr. Hall held several positions with International Business Machines.

Mr. Hall is a director of Pepsi Bottling Group Inc., The Reynolds & Reynolds Company and Ameriprise Financial, Inc. He is the immediate past chairman of the board of the Executive Leadership Council. He also serves on the Dean's Advisory Council of the Stanford Graduate School of Business.

RONALD L. KUEHN, JR Director Since 1992	Age 70 Term Expires 2007

Chairman of El Paso Corporation since March 2003. Mr. Kuehn was Chairman, President and Chief Executive Officer of Sonat Inc. from 1986 until its merger with El Paso Corporation in 1999. He served as Chairman of El Paso Corporation through 2000, as its Lead Director in 2002 and 2003, and as interim Chief Executive Officer from March through August 2003.

Mr. Kuehn is also a director of AmSouth Bancorporation, and Dun and Bradstreet Corporation.

RAYMOND W. LEBOEUF Director Since 1997	Age 59 Term Expires 2008

Executive Session Presiding Director of Praxair since 2005. Former Chairman and Chief Executive Officer of PPG Industries, Inc. from 1997 to 2005. In 1995, Mr. LeBoeuf was elected President and Chief Operating Officer and a director of PPG Industries, Inc.

Mr. LeBoeuf is a director of ITT Industries, Inc., and a trustee of Robert Morris University

G. JACKSON RATCLIFFE, JR. Director Since 1992	Age 69 Term Expires 2006

Former President and Chief Executive Officer of Hubbell Incorporated (a manufacturer of electrical and electronics products) from 1987 until 2001, and its Chairman of the Board from 1987 until 2004.

Mr. Ratcliffe also served as Praxair's Executive Session Presiding Director from 2002 to 2005.

Mr. Ratcliffe is also a director of Barnes Group, Inc., Hubbell Incorporated and Sunoco, Inc.

DENNIS H. REILLEY Director Since 2000	Age 53 Term Expires 2006

Chairman and Chief Executive Officer of Praxair since 2000 when he joined Praxair. Mr. Reilley also served as President of the Company from 2000 to 2006. Beginning in 1989, he held senior management positions in DuPont Co., and in May 1999, Mr. Reilley was appointed Executive Vice President and Chief Operating Officer of DuPont. Prior to 1989, Mr. Reilley held various senior executive positions with Conoco.

Mr. Reilley is past Chairman of the American Chemistry Council and a member of The Business Roundtable. He also is a director of H. J. Heinz Company, Marathon Oil Company and The Conservation Fund.

WAYNE T. SMITH Director Since 2001	Age 60 Term Expires 2008

Chairman, President and Chief Executive Officer of Community Health Systems, Inc. since 2001. In 1997, Mr. Smith was elected President and then Chief Executive Officer and a director of Community Health Systems, Inc. Prior to joining Community Health Systems, he served as Chief Operating Officer, President, and a director of Humana Inc.

Mr. Smith is a director of Almost Family, Inc. and a current member of the Board, and past Chairman of the Federation of American Hospitals.

H. MITCHELL WATSON, JR. Director Since 1992	Age 68 Term Expires 2007

Former President, Sigma Group of America (a consulting company) from 1992 to 2005. Mr. Watson was President and Chief Executive Officer of ROLM Company (a telecommunications joint venture of IBM and Siemens AG) from 1989 to 1992. Prior to that, he served as Vice President, Marketing for IBM.

Mr. Watson is also a director of Community Health Systems, Inc. and chairman-emeritus of Helen Keller International.

ROBERT L. WOOD Director Since 2004	Age 51 Term Expires 2007

Chairman, President and Chief Executive Officer of Chemtura Corporation (formerly Crompton Corporation) since 2004. Mr. Wood became President and Chief Executive Officer of Chemtura in January 2004 and was appointed to the additional post of Chairman in April. Prior to joining Chemtura, Mr. Wood served in senior management positions at Dow Chemical Company, most recently as business group president for Thermosets and Dow Automotive from November 2000.

Mr. Wood is also a director of Jarden Corporation and a board member of the American Chemistry Council, and has served as chairman of the American Plastics Council.

EXECUTIVE OFFICERS

        The following Executive Officers have been elected by the Board of Directors and serve at the pleasure of the Board. It is expected that the Board will elect officers annually following each Annual Meeting of Shareholders.

        Stephen F. Angel, 50, See description under "The Board of Directors."

        James T. Breedlove, 58, is Vice President, General Counsel and Secretary of Praxair. Prior to joining Praxair, Mr. Breedlove was Senior Vice President and General Counsel at GE Equipment Services from 2002, and from 1992 to 2002, he served as a Senior Vice President of a division of General Electric Capital Corp. He assumed his current positions in November 2004.

        Domingos H. G. Bulus, 44, is President of White Martins Gases Industriais Ltda. ("White Martins"), Praxair's Brazilian subsidiary, and is a Vice President of Praxair, Inc. He served as President of Praxair Asia, Inc. from 2001 to 2003. Mr. Bulus also served as Executive Director of the Andean Treaty region for White Martins from 1996 to 2001. He assumed his current position in 2003.

        Patrick M. Clark, 44, is a Vice President of Praxair and its Controller. Prior to joining Praxair in those capacities, Mr. Clark was, since 1997, Vice President, Finance and Chief Financial Officer of Enodis North America, a subsidiary of Enodis Plc., a global manufacturer of food equipment. He assumed his current positions in 2002.

        James J. Fuchs, 53, is a Vice President of Praxair, President of North American Industrial Gases, and President, Praxair Canada Inc. Prior to these assignments, Mr. Fuchs served Praxair Asia as a Vice President from 1996 and then as its President from 1998. He assumed his current positions in 2001.

        Randy S. Kramer, 53, is a Vice President of Praxair and, since 2004, President, Praxair Europe. In 1999, he was elected a Vice President of the Corporation responsible for carbon dioxide products and services, and then for U.S. food and beverage marketing and sales. Mr. Kramer led Praxair's procurement organization in 2000 and, in 2001, he was appointed as Praxair's Vice President of Sales.

        Ricardo S. Malfitano, 47, is Executive Vice President of Praxair. Mr. Malfitano served as a Senior Vice President of Praxair from 2003 to 2006 and was President of White Martins Gases Industriais Ltda. ("White Martins"), Praxair's Brazilian subsidiary, and President, Praxair South America from 2001 to 2003. He served as President, North American Industrial Gases and President, Praxair Canada Inc. from 1998 to 2001. Mr. Malfitano also served as Chief Operating Officer of White Martins from 1997 to 1998. He assumed his current position in 2006.

        Dennis H. Reilley, 53. See description under "The Board of Directors."

        James S. Sawyer, 49, is a Senior Vice President of Praxair and its Chief Financial Officer. Mr. Sawyer served as a Vice President of Praxair and as its Assistant Treasurer and then Treasurer from 1992 upon Praxair's launch as a public company until 2000. He was designated Chief Financial Officer in 2000.

        Wayne J. Yakich, 48, is a Vice President of Praxair and President, Praxair Distribution, Inc. Mr. Yakich was formerly Vice President, Business Operations for Praxair Distribution. He assumed his current positions in 2000.

SHAREHOLDER RETURN

COMPARISON OF CUMULATIVE TOTAL RETURN(1) AMONG
PRAXAIR, INC., S&P 500 INDEX and S5 MATERIALS INDEX(2)

ASSUMES $100 INVESTED ON DECEMBER 31ST OF THE START YEAR IN PRAXAIR COMMON STOCK, THE S&P 500 INDEX AND THE S5 MATERIALS INDEX.

Notes:	1) Total return assumes reinvestment of dividends.
2) The S5 Materials Index is a published index which covers 31 companies, including Praxair.

EXECUTIVE COMPENSATION

Compensation and Management Development Committee Report on Executive Compensation

        The Compensation and Management Development Committee consists of four non-management directors appointed by your Board who meet the independence requirements of the New York Stock Exchange and your Board's own standards for director independence as set forth at Appendix 2 of this Proxy Statement. The Committee's responsibilities are to assess the competitiveness and appropriateness of, determine, and authorize Executive Officer salaries, variable compensation, long term incentive plan awards, terms of employment, retirement or severance, benefits and perquisites. These responsibilities are reflected in the Committee's Charter which is posted at the Company's website, www.praxair.com.

Executive Compensation Policies and Practices

        Praxair's executive compensation policies are designed to: (1) motivate executives to deliver strong business performance; (2) attract and retain a highly qualified executive team; (3) reward individual performance; and (4) create alignment with shareholder interests through executive ownership of stock.

        The Committee uses the services of an outside compensation consultant to evaluate and provide advice on the appropriateness of the Company's compensation practices and to provide benchmarking data on compensation practices at other companies. The Committee, under advice of its consultant, has selected a group of 28 companies from various industries believed to be representative of the companies from which the company draws its key talent, as well as additional external market data to use as references when evaluating competitive pay practices for officer positions. The consultant's database is used to supply the external market data, which has been adjusted to account for differences in revenue between companies. The companies chosen for this compensation reference data are not necessarily those represented in the shareholder return comparisons elsewhere in this Proxy Statement. For purposes of this shareholder return comparison, the Company uses an index focused on the basic materials industry, based on the belief that an industry index is an appropriate peer group for investment comparisons.

        In determining the total compensation for each Executive Officer, the Committee considers the mix of base salary, variable compensation and long term incentives. It targets total compensation for the Company's Executive Officers at or about the median level per the reference data. However, primarily because of the large performance-based variable compensation component of the Company's executive compensation program, total compensation for any executive may be above or below the median, based on individual, business unit or total Company performance for any given year.

Elements of the Executive Compensation Program

        Praxair's executive compensation program consists of the following elements:

  1.
  Base Salary.    The Committee reviews salaries for Executive Officers annually and adjustments are made based on reference data and individual performance.

  2.
  Performance-Based Annual Variable Compensation.    Prior to the beginning of the performance year,the Committee sets a targeted variable compensation level as a percentage of base salary. The target payout percentages for the Executive Officers range from 45 percent of base salary up to a high of 105 percent of base salary for Mr. Reilley. The Committee establishes both financial and non-financial measures of performance on which to determine annual variable compensation payouts. For 2005, the three financial measures for judging performance were growth in revenue, net income after tax and cash flow. The Committee also established several non-financial measures for 2005: results in safety and environmental compliance, Six Sigma performance, an assessment of strategic positioning of the business for long term performance, consideration of performance relative to peer companies, people excellence in succession planning and workforce development, and audit/compliance.

  3
  Long Term Incentive Compensation.    The Company currently uses stock options as its primary longterm compensation vehicle although the Committee does from time to time consider alternate forms suchas restricted stock. The Committee determines a grant size for each Executive Officer, including the CEO, based on competitive market data.

  4.
  Other Compensation.    The Committee, on occasion, may authorize typical benefit programs that are considered competitive for executives. Currently, the benefits offered for Executive Officers include financial counseling and, on a case-by-case basis, non-standard relocation benefits to facilitate transition to new responsibilities. As disclosed elsewhere in this Proxy Statement, the Committee has also authorized certain security and time management related expenses in circumstances where it deems such expenses to be in the best interests of the Company. In addition to those benefits available generally to all salaried employees, Executive Officers may be eligible for non-qualified Company match for 401(k) and a non-qualified pension plan (in addition to qualified plans). In addition, officers of the Company are entitled to special severance in case of a change-in-control, with a dual trigger component.

Review of Annual Compensation Actions

        Salaries:    At its December 2005 meeting, the Committee reviewed the annual base salaries for the Executive Officers and for Mr. Reilley in comparison to the reference group data provided by its consultant. The Committee approved salary adjustments for the Executive Officers based on their individual performance and their salaries relative to market. Mr. Reilley's base salary will be adjusted by 4.8% on an annualized basis, effective April 1, 2006, to reflect Mr. Reilley's personal performance.

        Target Variable Compensation for 2006:    The Committee also considered the target percent-of-salary bonus for each Executive Officer for the 2006 fiscal year and made several adjustments to reflect market data. Mr. Reilley's target performance-based variable compensation opportunity was changed to 110% of base salary.

        Variable Compensation for 2005 Performance:    At its January 2006 meeting, the Committee evaluated the Company's 2005 performance against its 2005 Annual Business Plan and considered the individual performance of each of the Executive Officers. The Committee concluded that the Company had exceeded the financial goals for revenue growth, net income and cash flow previously established as variable compensation measures for 2005 performance. The Committee also noted that the Company had delivered both earnings growth and stock appreciation at or above the returns of its industry competitors and had outperformed most of the 30 members of the Dow Jones Industrial Index. In addition, the Committee judged that performance against pre-established non-financial goals was above standard and, consequently, should be a positive factor in determining variable compensation. Based on the Company's financial and non-financial performance against goals for 2005 and the Committee's assessment of Mr. Reilley's individual performance, in that relative order, Mr. Reilley's variable compensation was established at $2,250,000. Based on similar considerations, the Committee awarded 2005 performance-based variable compensation to other Executive Officers above the target payout.

        Long Term Incentive Grants:    The Committee granted stock options to Mr. Reilley and the other Executive Officers in February 2005. Mr. Reilley was granted options on 454,100 shares. The amount of these grants to each Executive Officer, including the CEO, was based on a competitive evaluation of the long term incentive component of compensation for each Executive Officer position using the consultant's market data for reference. These options were granted at the closing market price on the date of grant, will vest in 2006, 2007 and 2008, and have a ten year term.

Policy with Respect to Deductibility of Compensation Expense

        It is the Committee's goal to have most of the compensation paid to the Company's Chief Executive Officer and the four other most highly compensated Executive Officers qualify as performance-based and deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code. Compensation to those individuals has been structured so that most amounts paid will be fully deductible; however, base salary may not be fully deductible to the extent that it exceeds $1 million. The Committee believes that, in order to attract and retain outstanding executive talent, it may be necessary, and in the best interests of the Company's shareholders, to forgo some tax deduction.

Conclusion

        The Praxair compensation program described above closely links pay with performance and the creation of shareholder value. The Committee believes that the program has been designed and implemented in full support of Praxair's financial, growth and other business objectives.

  The Compensation and Management Development Committee

Ronald L. Kuehn, Jr., Chairman Claire W. Gargalli Raymond W. LeBoeuf Wayne T. Smith

TABLE 1
SUMMARY COMPENSATION TABLE

Long Term Compensation
		Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary ($)		Bonus(1) ($)	Other Annual Compensation(8) ($)	Restricted Stock Award(s)(2) ($)	Securities Underlying Options(3)	LTIP Payouts ($)	All Other Compensation(4) ($)
Dennis H. Reilley Chairman and Chief Executive Officer	2005 2004 2003	1,087,500 1,028,750 955,500		2,250,000 2,205,000 1,450,000	171,966 200,900 224,204	0 0 0	454,100 400,000 400,000	0 0 0	40,781 38,578 35,560
Stephen F. Angel President and Chief Operating Officer	2005 2004 2003	568,750 538,750 476,666		967,700 895,400 570,000	7,079 16,832 295,860	0 0 0	143,100 120,000 100,000	0 0 0	21,328 20,203 10,000
James S. Sawyer Senior Vice President and Chief Financial Officer	2005 2004 2003	446,250 413,250 388,749		595,600 516,700 396,000	0 0 8,298	0 0 0	113,400 100,000 90,000	0 0 0	19,608 17,992 14,578
Ricardo S. Malfitano Executive Vice President(5)	2005 2004 2003	451,250 418,750 434,427		602,100 485,500 370,000	4,588 22,810 98,859	0 0 0	100,000 80,000 68,000	0 0 0	0 0 0
James T. Breedlove Vice President, General Counsel and Secretary(6)	2005 2004 2003	400,000 249,583 n.a	(7)	514,700 100,000 n.a	0 0 n.a.	0 0 n.a.	50,200 40,000 n.a.	0 0 n.a.	0 0 n.a.

Notes:

  1)
  Reported in this column are annual awards that Praxair characterizes as Performance-Based Annual Variable Compensation. For 2003, 20% of the variable compensation paid was invested in Praxair Common Stock or, at the officer's option, at least 20% was deferred into "deferred stock" units.

  2)
  As of December 31, 2005, Mr. Reilley held a total of 53,609 shares of restricted stock. All of these shares were unvested and had a "value" of $2,839,112 on that date. This "value" is calculated according to SEC rules by assuming that all such shares are vested at 2005 year-end and by using the closing market price of Praxair, Inc.'s Common Stock as of December 31, 2005 ($52.96 per share). These shares actually vest in stages beginning in 2006. As of December 31, 2005, Mr. Angel held 31,965 shares of unvested restricted stock having a "value" of $1,692,865 on that date. These shares actually vest in stages beginning in 2007. Dividends are paid on Mr. Reilley's and Mr. Angel's restricted stock. Such dividends are reinvested to purchase additional shares of restricted stock.

  3)
  Number of shares and stock prices reported in this table and its footnotes are adjusted to take into account the 2:1 split of Praxair stock effected on December 15, 2003.

  4)
  Amounts reported in this column represent the Praxair Savings Plan Company Match (including both qualified and unqualified match amounts) received by the executive in that year. For Mr. Sawyer, this column also includes life insurance premiums paid on his behalf and recorded as taxable income to the employee. In 2003, all split dollar life insurance policies for all officers and other senior managers were discontinued. Participants were permitted to continue the contracts with the external insurer so long as (a) the Participant pays premiums under the generally available employee life insurance plan, and (b) any additional premium paid by the Company on the contract is treated as taxable income to the employee without tax reimbursement.

  5)
  In 2003, some of the reported compensation was paid to Mr. Malfitano in Brazilian Reais during his service in Brazil from 7/1/01 to 7/1/03. For purposes of this table, all Reais-based compensation is converted to U.S. dollars using an exchange rate of R$2.8892:US$1, the exchange rate as of December 31, 2003.

  6)
  Mr. Breedlove joined the Company in November 2004.

  7)
  The amount shown includes a one-time hiring bonus of $200,000.

  8)
  Amounts reported in this column are itemized in the table on the following page.

Other Annual Compensation:

Item	Year	Mr. Reilley		Mr. Angel		Mr. Sawyer	Mr. Malfitano			Mr. Breedlove
Discount on deferred compensation(a)	2005 2004 2003		0 0 0		$0 0 45,056	$0 0 8,298		0 0 0		0 0 n.a.
Company-paid financial planning services (value based on incremental cost to the company)	2005 2004 2003	$ $ $	10,000 8,050 7,893	$ $ $	10,000 9,855 14,126	0 0 0	$ $ $	10,000 13,355 10,625		0 0 n.a.
Reimbursement of taxes on income imputed to executive for company-paid financial services	2005 2004 2003	$ $ $	7,079 5,699 6,537	$ $ $	7,079 6,977 11,698	0 0 0	$ $	7,079 9,455 8,800		0 0 n.a.
Relocation benefits in excess of standard plan (value based on incremental cost to the company)	2005 2004 2003		0 0 0		$0 0 178,301	0 0 0		$0 0 15,760	(d)	0 0 n.a.
Reimbursement of taxes on income imputed to executive for relocation benefits	2005 2004 2003		0 0 0		$0 0 46,679	0 0 0		$0 0 17,894		0 0 n.a.
Personal use of company-paid aircraft(b) (value based on incremental cost to the company)	2005 2004 2003	$ $ $	152,708 162,050 183,157		0 0 0	0 0 0		0 0 0		0 0 n.a.
Reimbursement of taxes on income imputed to executive for personal use of company-paid aircraft	2005 2004 2003	$ $ $	2,179 25,101 26,617		0 0 0	0 0 0		0 0 0		0 0 n.a.
Company-paid security arrangements in Brazil(d)	2005 2004 2003		0 0 0		0 0 0	0 0 0		$0 0 42,870		0 0 n.a.
Club Memberships(e)	2005 2004 2003		0 0 0		0 0 0	0 0 0		$0 0 2,910		0 0 n.a.

a)
Represents the value of the discount from the market value of Praxair's Common Stock that is, in effect, received by individuals who have deferred variable compensation or base salary earned in the listed years into discounted "deferred stock" units under Praxair's deferred compensation plan for management, a feature that was discontinued as of December 31, 2003. Compensation that was placed in this option must be so deferred for a minimum of 5 years.

b)
For reasons of security and time management, the Board requires the Chief Executive Officer to use the Company's corporate aircraft (available for the Company's use through a time-share arrangement) for personal use as well as business travel. Amount represents the aggregate unreimbursed incremental cost to the Company for this personal use during the period.

c)
For reasons of security, Mr. Malfitano and his spouse had use of two company-paid cars and drivers while he served in Rio de Janiero as President of the Company's Brazilian subsidiary.

d)
In addition, upon his 2003 relocation from Brazil to the U.S., Mr. Malfitano was paid a lump sum of $240,000 which equated to a one year amount representative of the difference between Brazilian and U.S. taxes on his expected first year's pay in the U.S. This amount was less than Mr. Malfitano would have received under the Company's expatriate policy available to all salaried employees.

e)
Certain country club memberships are maintained by the Company for the purpose of business entertainment which memberships, by club rules, are in the executive's names. By Company policy, reimbursement of club costs are authorized only when membership and use of the club facilities are judged to be important to the conduct of the Company's business. Except as described in the next sentence, the named executives have not made personal use of these club memberships. During Mr. Malfitano's service in Brazil in 2003, he had personal use of a company-paid club membership. The amount shown is the incremental cost to the Company for this club membership.

TABLE 2
OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price ($)	Expiration Date	If Stock at $72.08/sh 5% ($)	If Stock at $114.77/sh 10% ($)
Dennis H. Reilley	454,100	11.5	44.25	02/22/2015	12,637,603	32,023,132
Stephen F. Angel	143,100	3.6	44.25	02/22/2015	3,982,473	10,091,412
James S. Sawyer	113,400	2.9	44.25	02/22/2015	3,155,922	7,996,968
Ricardo S. Malfitano	100,000	2.5	44.25	02/22/2015	2,783,000	7,052,000
James T. Breedlove	50,200	1.3	44.25	02/22/2015	1,397,066	3,540,104

Notes:

1)
Potential realizable value is the pre-tax gain that an option holder would realize at the time of the option expiration date if (a) he or she would exercise all of the options on their expiration date, and (b) Praxair's stock price grew between the date of grant and the exercise date at the annual rate assumed in the column. This pre-tax gain is calculated by multiplying the number of options by the difference between the assumed stock price on the option expiration date and the option exercise price. The hypothetical values reflected in this table represent assumed rates of appreciation only; which rates are set by SEC rules. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on, among other factors, the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this Table will be achieved.

TABLE 3
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value(1) of Unexercised In-the-Money Options at FY-End ($)
	Shares Acquired on Exercise (#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Dennis H. Reilley	130,000	3,520,556	1,484,999	854,101	41,177,655	11,861.234
Stephen F. Angel	50,000	1,322,280	566,666	256,434	15,681,732	3,441,319
James S. Sawyer	0	0	126,933	210,067	2,965,753	2,875,769
Ricardo S. Malfitano	0	0	211,999	176,001	5,579,650	2,346,080
James T. Breedlove	0	0	0	90,200	0	784,842

Note:

1)
Before Taxes. The reported dollar value is based on the difference between the exercise price of the outstanding option and the market price of Praxair's Common Stock at the close of trading on December 31, 2005. The market price on this date was $52.96 per share.

Equity Compensation Plans Information

        Table 4 provides information as of December 31, 2005 about Company stock that may be issued upon the exercise of options, warrants and rights granted to employees or members of Praxair's Board of Directors under present and former equity compensation plans, including plans approved by shareholders and one plan which has not been approved by shareholders. The equity compensation plan not approved by shareholders was terminated in March 2001 and directors and officers of the Company were not eligible to participate in that plan. Shareholder approval of that plan was not required under applicable New York Stock Exchange rules. The material features of that plan, referred to as the "1996 Plan", are disclosed in Note 18 to the consolidated financial statements contained in the Company's 2005 Annual Report to Shareholders.

TABLE 4

EQUITY COMPENSATION PLANS TABLE
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holder	16,633,322	$32.50	18,040,249
Equity compensation plans not approved by security holders	5,010,500	$21.87	0
Total	21,643,822	$30.04	18,040,249

Defined Benefit or Actuarial Plans

        Table 5 illustrates the estimated annual benefits payable from Praxair's Pension Plan* at retirement at age 65 based on the assumptions shown. Calculation of benefits is uniform for all participants in the Pension Plan*, including the named executives.

TABLE 5

PENSION PLAN TABLE
	Estimated Annual Retirement Benefits at Age 65 for the Years of Company Service Credit Indicated
Average Annual Remuneration Used for Calculating Retirement Benefits
	15 Yrs	20 Yrs	25 Yrs	30 Yrs	35 Yrs	40 Yrs	45 Yrs
$ 750,000	168,750	225,000	281,250	337,500	393,750	450,000	506,250
1,000,000	225,000	300,000	375,000	450,000	525,000	600,000	675,000
1,250,000	281,250	375,000	468,750	562,500	656,250	750,000	843,750
1,500,000	337,500	450,000	562,500	675,000	787,500	900,000	1,012,500
1,750,000	393,750	525,000	656,250	787,500	918,750	1,050,000	1,181,250
2,000,000	450,000	600,000	750,000	900,000	1,050,000	1,200,000	1,350,000
2,250,000	506,250	675,000	843,750	1,012,500	1,181,250	1,350,000	1,518,750
2,500,000	562,500	750,000	937,500	1,125,000	1,312,500	1,500,000	1,687,500
2,750,000	618,750	825,000	1,031,250	1,237,500	1,443,750	1,650,000	1,856,250
3,000,000	675,000	900,000	1,125,000	1,350,000	1,575,000	1,800,000	2,025,000
3,250,000	731,250	975,000	1,218,750	1,462,500	1,706,250	1,950,000	2,193,750
3,500,000	787,500	1,050,000	1,312,500	1,575,000	1,837,500	2,100,000	2,362,500

  *
  Calculations are based on the "Traditional Design" formula of the Pension Plan. Praxair also offered to employees a one-time option to switch to an "Account Based Design" (a so-called "Cash Balance" design) but none of the named executives eligible at that time elected to participate in this alternative. All new employees since July 2002, including Mr. Breedlove, are covered under the "Account Based Design."

  •
  Amounts shown are computed based upon straight life annuity amounts and are subject to an offset for Social Security benefits. Annual retirement benefits for all plan participants are based on salary and bonus (variable compensation) payments as set forth in Table 1. For purposes of determining the average annual remuneration used for calculating retirement benefits under the Traditional Design, the three highest years of base salary and the three highest variable compensation payments earned by the retiree during the previous ten years are averaged. The Account Based Design uses salary and variable compensation payments paid in each year during the participant's career. No other forms of remuneration are included. This table reflects the combination of qualified and non-qualified pension benefits.

  •
  Credited years of service as of March 1, 2006 are as follows: Dennis H. Reilley, 31 years; Stephen F. Angel, 5 years; James S. Sawyer, 21 years, Ricardo S. Malfitano, 26 years; and James T. Breedlove, 1 year.

  •
  Credited years of service for Dennis H. Reilley represent combined service with Praxair and DuPont. Mr. Reilley joined Praxair on March 6, 2000 and at that time received credit for 25.75 years of service with DuPont. Mr. Reilley is eligible for retirement benefits under the Traditional Design Pension Plan. Upon his retirement, he will receive retirement benefits under this Plan based on his combined Praxair and former employer service, less an offset for benefits received under the former employer's retirement plan.

  •
  Credited years of service reported for Mr. Malfitano represent combined service with Praxair and White Martins. Mr. Malfitano is eligible for retirement benefits under the Praxair's Traditional Design Pension Plan. Upon his retirement, he will receive retirement benefits under such plan based on his combined Praxair and White Martins service, less an offset for his benefits under the White Martins retirement plan.

  •
  Credited years of service reported for Mr. Angel represent service with Praxair. Effective January 1, 2011, assuming continuous employment, Mr. Angel will receive credit for 10.00 years of service with General Electric Corporation. Further, he will be credited with an additional 11.64 years of General Electric service on January 1, 2016. Upon his retirement, he will receive retirement benefits under the Praxair Traditional Design Pension Plan based on his combined Praxair and former employer service, less an offset for benefits received under the former employer's retirement plan.

  •
  Credited years of service reported for Mr. Breedlove represent service with Praxair. Upon his retirement after completion of five years of service with Praxair, or attainment of age 62, assuming continuous employment, Mr. Breedlove will be contractually entitled to a minimum retirement benefit under the Praxair Account Based Design Pension Plan calculated to take into account his service with General Electric Corporation, less an offset for benefits received under the GE's retirement plan. In the event of his retirement, resignation or termination prior to 5 years of Praxair service or attainment of age 62, he will receive retirement benefits under the Praxair Account Based Design Pension Plan based on his Praxair service to that date.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        Praxair has entered into identical Severance Compensation Agreements (the "Agreements") with Dennis H. Reilley, Stephen F. Angel, James S. Sawyer, Ricardo S. Malfitano, James T. Breedlove, and certain other officers. The Agreements are designed to retain the executives and provide continuity of management in the event of any actual or threatened change in control of Praxair. The Agreements specify circumstances which shall constitute a "Change in Control" for these purposes. These circumstances include, among others and subject to the qualifications set forth in the Agreements: (1) any consolidation or merger in which Praxair is not the continuing or surviving corporation; (2) the sale, lease, exchange or transfer of all or substantially all of the assets of the Corporation; (3) acquisition by a person or group of more than 20% of Praxair's outstanding shares; and (4) a change in the majority composition of the Board not approved by two-thirds of the directors in office prior to the change. The Agreements provide that if the executive's employment is terminated under specified conditions after such a change in control, then the executive will be entitled to receive: (a) accrued salary, incentive compensation and benefits; (b) enhanced life, accident, health insurance and pension benefits; (c) a lump sum payment equal to three times the sum of the executive's salary and bonus; (d) reimbursement for certain of the executive's tax liabilities; and (e) outplacement and financial counseling benefits. Payments will be made by Praxair or through a grantor trust adopted by Praxair.

        The Agreements renew automatically for one year terms, unless Praxair or the executive gives notice of termination of the Agreement. Notwithstanding any such notice of termination, if a change in control occurs during the original or extended term of an Agreement, then the Agreement is automatically renewed for a period of 24 months beyond the term then in effect. The Agreement terminates if the executive's employment with Praxair is terminated by the executive or Praxair prior to a change in control.

THE INDEPENDENT AUDITOR

Auditor Selection and Attendance at the Meeting

        PricewaterhouseCoopers LLP served as Praxair's independent auditor for the year ended December 31, 2005 and has been selected by your Board's Audit Committee to serve in such capacity for the year ending December 31, 2006. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to be available to respond to appropriate questions and to make a statement if they desire.

Audit Partner and Audit Firm Rotation

        The Audit Committee's policy is that the audit engagement partner should rotate off the Company's account no less frequently than every five years. During Praxair's 13 1/2 years as a public company, it has had four audit engagement partners. The current engagement partner has been in place for about two years.

        With respect to audit firm rotation, the Audit Committee believes that it is inappropriate to establish a fixed limit on the tenure of the independent auditor. Continuity and the resulting in-depth knowledge of the Company strengthens the audit. Moreover, the mandatory partner rotation policy expressed above, normal turnover of audit personnel, the Committee's policy regarding the hiring of auditor personnel as described below, and the Committee's practices restricting non-audit engagements of the independent auditor as described below, all mitigate against any loss of objectivity that theoretically could arise from a long-term relationship. As provided in the Audit Committee's Charter and as further described below, the Audit Committee continuously evaluates the independence and effectiveness of the independent auditor and its personnel, and the cost and quality of its audit services. The Committee will periodically consider alternatives to ensure that the Committee and the Company's shareholders are receiving the best audit services available.

Auditor Independence

        As noted in the Audit Committee Charter (attached at Appendix 5 of this Proxy Statement and available on Praxair's public website, www.praxair.com) and in the Audit Committee Report presented at page    of this Proxy Statement, the independent auditor reports directly to that Committee and that Committee is charged with evaluating its independence.

Non-Audit Engagement Pre-Approval Policy

        To help ensure independence of the independent auditor, the Audit Committee has established a policy whereby all non-audit engagements of the outside auditor must be approved in advance by the Committee or its Chairman, has set forth limitations codifying its bias against such engagements, and has adopted a guideline that, absent special circumstances, the aggregate cost of non-audit engagements in a year should not exceed the audit fees for that year. As noted on the next page in the report on independent auditor fees, such non-audit engagements were limited to less than 6% of audit fees in 2005. 100% of the Audit-Related Fees, Tax Fees and All Other Fees disclosed on the next page were pre-approved by the Committee.

Hiring Policy—Auditor Employees

        In addition, the Audit Committee has established a policy whereby no former employee of the independent auditor may be elected or appointed an officer of the Company earlier than two years after termination of the engagement or employment.

Fees Paid to the Independent Auditor

        Audit Fees.    PricewaterhouseCoopers LLP billed Praxair, Inc. and its affiliates an aggregate amount of $5,186,000 and $4,423,000 for professional services rendered in 2005 and 2004, respectively, for the audit of Praxair's annual financial statements, the reviews of the financial statements included in Praxair's reports on Form 10-Q, attestation of management's assessment of the Company's internal controls as required by § 404 of the Sarbanes-Oxley Act of 2002, and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements for those fiscal years.

        Audit-Related Fees.    PricewaterhouseCoopers LLP billed Praxair, Inc. and its affiliates an aggregate amount of $77,000 and $80,000 for assurance and related services rendered in 2005 and 2004, respectively, that are reasonably related to the performance of the audit or review of Praxair's financial statements other than the fees disclosed in the foregoing paragraph. These fees relate primarily to due diligence services and certifications required by customers and others.

        Tax Fees.    PricewaterhouseCoopers LLP billed Praxair, Inc. and its affiliates an aggregate amount of $91,000 and $160,000 for professional services rendered in 2005 and 2004, respectively, for tax compliance and tax preparation, including preparation of original and amended tax returns, and claims for refunds.

        All Other Fees.    PricewaterhouseCoopers LLP billed Praxair, Inc. and its affiliates an aggregate amount of $123,000 and $105,000 for products and services rendered in 2005 and 2004, respectively, other than those reported in the foregoing paragraphs. These services relate primarily to consulting and advice in regard to local country issues for non-U.S. subsidiaries.

AUDIT COMMITTEE REPORT

        The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent", as required by applicable listing standards of the New York Stock Exchange. The Committee operates pursuant to a Charter that was last amended by the Board on December 13, 2005. A copy of the current Committee Charter is attached at Appendix 5 to this Proxy Statement and is available at Praxair's public website, www.praxair.com.

        As set forth in the Charter, the management of the Company is responsible for: (1) the preparation, presentation and integrity of the Company's financial statements; (2) the Company's accounting and financial reporting principles; and (3) internal controls and procedures designed to ensure compliance with applicable laws, regulations, and standards, including internal control over financial reporting. The independent auditor is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

        In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditor. The Committee has also discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect.

        The Committee has discussed with the independent auditor its independence from the Company and its management. The Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Committee has also received written confirmations from management with respect to non-audit services provided to the Company by the independent auditor in calendar year 2005 and those planned for 2006. The Committee has considered whether the provision of such non-audit services is compatible with maintaining PricewaterhouseCoopers' independence.

        In its oversight role for these matters, the Audit Committee relies on the information and representations made by management and the independent auditor. Accordingly, the Audit Committee's oversight does not provide an independent basis to certify that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's independent auditor is, in fact, "independent".

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 to be filed with the Securities and Exchange Commission.

The Audit Committee

                      H. Mitchell Watson, Jr., Chairman
                      Ronald L. Kuehn, Jr.
                      Raymond W. LeBoeuf
                      Robert L. Wood

MISCELLANEOUS

Shareholder Proposals for the 2007 Annual Meeting

        To be included in Praxair's proxy statement and form of proxy, proposals of shareholders intended to be presented to Praxair's 2007 Annual Meeting of Shareholders must be received in writing at Praxair's principal executive offices by November 17, 2006. Otherwise, in order for a shareholder to bring other business before that shareholder meeting, Praxair's Certificate of Incorporation requires that proper written notice be received by Praxair on or before February 24, 2007. Shareholder proposals should be directed by mail to the Assistant Corporate Secretary, Praxair, Inc., 39 Old Ridgebury Road, M-1, Danbury, CT 06810-5113.

Annual Reports

        Shareholders of record on March 1, 2006 should have received a copy of Praxair's 2005 Annual Report to Shareholders either with this Proxy Statement or prior to its receipt. If, upon receipt of this proxy material, you have not received the Annual Report to Shareholders, please write to Investor Relations at the address below and a copy will be sent to you.

        IN ADDITION, A COPY OF PRAXAIR'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 IS AVAILABLE TO EACH HOLDER OR BENEFICIAL OWNER OF PRAXAIR'S COMMON STOCK AS OF MARCH 1, 2006. THIS REPORT WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT, PRAXAIR, INC., 39 OLD RIDGEBURY ROAD, M-2, DANBURY, CT 06810-5113.

Cost of Proxy Solicitation

        The entire cost of soliciting proxies will be borne by Praxair including the expense of preparing, printing and mailing this Proxy Statement. Solicitation costs include payments to brokerage firms and others for forwarding solicitation materials to beneficial owners of Praxair's stock and reimbursement of out-of-pocket costs incurred for any follow up mailings. Praxair also has engaged Morrow & Co., Inc. to assist in the solicitation of proxies from shareholders at a fee of $7,500 plus reimbursement of out-of-pocket expenses. In addition to use of the mail, proxies may be solicited personally or by telephone by employees of Praxair without additional compensation, as well as by employees of Morrow & Co., Inc.

BY ORDER OF THE BOARD OF DIRECTORS

JAMES T. BREEDLOVE, Vice President, General Counsel and Secretary
March 3, 2006

YOU ARE URGED TO PROMPTLY COMPLETE AND SUBMIT A PROXY

APPENDIX 1

CORPORATE GOVERNANCE GUIDELINES

        The Corporation shall comply with all applicable legal requirements and New York Stock Exchange standards; and the Board shall adopt such additional practices and structures that it believes will improve the Corporation's governance so as to better serve the interests of the shareholders and the other constituencies of the Corporation.

        Business Integrity, Ethics and Compliance with Laws. The Board believes that a strong integrity, ethics, and compliance culture is (1) a social obligation to those impacted by the Corporation, (2) necessary for maintaining investor trust, and (3) a necessary condition for effective corporate governance, the absence of which cannot be overcome by formal practices and structures. The Board believes further that such culture must be driven by example and emphasis at the top of the organization.

  •
  The Board shall adopt and periodically review a Corporate Policy on Compliance with Laws and Business Integrity and Ethics, and such policy shall be equally applicable to the directors of the Corporation as it is to its officers and employees.

  •
  The Board, acting through its Audit Committee, shall oversee and monitor management's development and operation of preventative, reporting, investigation, and resolution programs for implementing that policy.

  •
  Ethical values and performance shall be significant factors in the selection of directors, the CEO, and senior management.

  •
  Each elected officer of the Corporation shall be accountable to the Board for policy compliance within his/her areas of responsibility and compliance performance shall be considered in the performance reviews and compensation determinations for such officers.

  •
  Any "related transaction" by an officer or director shall be pre-approved by a Committee of independent and disinterested directors. A "related transaction" shall mean any transaction reportable under the rule SK Item 404 of the Securities and Exchange Commission or that would violate the Board's Independence Standards.

        Role of the Board of Directors.    The duties of the Board are largely defined by Delaware law, federal statutes and regulations (notably those of the Securities and Exchange Commission), and New York Stock Exchange Listing Standards. The Board shall focus its priorities on the following core responsibilities:

  •
  Advice and counsel to management regarding significant issues facing the Corporation.

  •
  Assessing the performance of the Chief Executive Officer and senior management and setting compensation accordingly.

  •
  Succession planning and management development.

  •
  Overseeing the Corporation's integrity and ethics, compliance with laws, and financial reporting.

  •
  Evaluating and approving the Corporation's strategic direction and initiatives and monitoring implementation and results.

  •
  Monitoring the Corporation's operating results and financial condition.

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  •
  Understanding and assessing risks to the Corporation and monitoring the management of those risks.

        Board and Committee Effectiveness Assessment. To assure that it is effectively fulfilling its role, the Board must periodically reflect on its own performance.

  •
  At least annually, the Board shall assess the Corporation's governance practices and structures; and its effectiveness as a Board in fulfilling its responsibilities and in addressing the issues facing the Corporation.

  •
  The Governance & Nominating Committee shall be responsible for organizing and initiating this assessment and shall take into account the views and recommendations of recognized governance authorities as well as national and international codes of best governance practices.

  •
  Each Board Committee, under the leadership of its Chairman, shall conduct a self-assessment of its effectiveness at least annually, including a review of its charter from the Board.

        Board Leadership. Combining the positions of Chairman and Chief Executive Officer provides the most effective leadership model for this Corporation but, in order to assure a proper balance between the Chairman/CEO and the independent directors, and to assure effective leadership in the event of a contingency:

  •
  Regular private meetings of the independent directors shall be scheduled no less than quarterly.

  •
  The independent directors shall elect an Executive Session Presiding Director (PD) to preside at such meetings and to provide leadership in the event of the incapacitation of the Chairman or of a crisis or other event or circumstance which would make management leadership inappropriate or ineffective.

  •
  The PD shall be responsible for conducting at least annually a formal performance review of the Chief Executive Officer.

  •
  The PD may periodically advise the Chief Executive Officer of the views of the independent directors. However, it is vitally important that the Chief Executive Officer have a frank and open relationship with each director and each director must assume the responsibility of communicating frank advice and counsel directly to the Chief Executive Officer.

  •
  The Chairman shall insure that the Board's agendas, schedules, and information flow to the directors provide adequate focus, time, and background for the Board to fulfill its core responsibilities.

  •
  The Chairman shall insure that each Committee's agendas cover every item of the Committee's responsibility as set forth in the Committee's charter as adopted by the Board.

  •
  Each director shall have the right to request that items be added to the Board and Committee agendas, that additional time be allocated to discussion of an issue, and that additional information be provided by management or other sources.

  •
  The Board shall have access to management other than the Chief Executive Officer for the purposes of information gathering and management assessment and development.

        Board Structure. Much of the oversight work of the Board shall be done through specialized Committees in which a focus and expertise can be brought to bear on important issues.

  •
  As a minimum, the Board shall have standing Committees as follows: an Audit Committee, a Governance & Nominating Committee, a Compensation & Management Development Committee, and a Finance & Pension Committee.

  •
  Each of the foregoing Committees shall be comprised only of independent directors.

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  •
  The Board shall formally adopt a written charter for each Committee specifying in detail the responsibilities delegated to that Committee.

  •
  Each Committee Charter shall provide authority to the Committee to retain and pay such external advisors as it deems necessary to fulfill its obligations.

  •
  Each Committee shall regularly report to the full Board on its reviews, actions, decisions and recommendations.

  •
  While director qualifications, anticipated retirement dates, and other considerations may constrain strict adherence to any fixed rotation policy, it shall be the goal of the Board to regularly rotate Committee Chairs and members every 3-5 years while maintaining at all times on each Committee some number of members having reasonable tenure and experience in the Committee.

  •
  The Governance & Nominating Committee shall review Committee membership at least annually and recommend to the Board any changes that may be appropriate; and the Board shall appoint Committees annually at the meeting immediately following the Annual Shareholders' Meeting.

        Board Independence and Shareowner Representation. The Board recognizes its duties to the shareowners of the Corporation and believes that it can best fulfill those responsibilities by being and acting independent of management.

  •
  A substantial majority of the Board shall be independent.

  •
  The Board shall establish and periodically review independence standards for service on the Corporation's Board.

  •
  Board members and candidates shall be periodically evaluated for compliance with these independence standards.

  •
  Director stock ownership guidelines shall be established to insure that each director has sufficient meaningful long term stake in the performance of the company to be aligned with the interests of long term shareowners; but not so substantial to the individual's total wealth as to potentially compromise the director's independence or willingness to raise issues that may adversely affect the short-term market price.

  •
  Any director appointed by the Board to fill a vacancy shall stand for election at the next meeting of the shareholders for which inclusion of such nomination in the Corporation's proxy materials is practicable.

        Director Qualifications and Performance. The Board acknowledges the importance of insuring that it has the mix of perspectives, experience and competencies that are appropriate to the Corporation's strategies, and its business, market, geographic, and regulatory environments. The Board also recognizes that its effectiveness is dependent on having directors who have the time to focus on the Corporation's issues, and who contribute to an open Board culture that encourages frank discussion and free exchange of information.

  •
  The Governance & Nominating Committee shall be responsible for evaluating the mix of Board member skills required in connection with filling any vacancy on the Board.

  •
  The Committee shall take into account the Chief Executive Officer's views as to areas in which management desires additional advice and counsel.

  •
  It shall be the Board's policy that any director whose principal employment materially changes from that in effect at the time s/he was first selected for service on the Corporation's Board shall offer his or her resignation as a director.

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  •
  The Board shall establish, and periodically review, a policy limiting each director's service on other public company Boards and Audit Committees to assure that the Corporation's directors are able to provide sufficient focus on their responsibilities to this Board.

  •
  The Board shall establish such tenure policies as it deems necessary to maintain an appropriate balance between fresh perspectives and energy and institutional experience and knowledge of the Corporation.

  •
  The full Board's self-assessment of its effectiveness shall include questions regarding the preparedness and contributions of directors generally. The Governance & Nominating Committee shall provide feedback to directors and suggest additional training as deemed appropriate based on this self assessment.

  •
  The Governance & Nominating Committee shall privately consider measures of director effectiveness when recommending an incumbent director for re-election.

  •
  Directors shall be periodically offered self-assessments as a way to communicate expectations and the factors by which effective directorship can be measured, to encourage reflection and self-improvement, and to provide another means for directors to identify their requests for additional training or orientation to assist them in discharging their duties as directors.

  Director Training.

  •
  Each director is responsible for his or her own continuing education.

  •
  Management shall periodically identify for the Board third party-provided continuing education programs and the Corporation shall sponsor the attendance of any director who wishes to attend any such program, as well as attendance at other like programs that may be identified by the director.

  •
  Management shall annually conduct training related to matters within the oversight responsibilities of the Audit Committee, and non-Audit Committee members shall be free to attend as well.

  •
  The Corporate Secretary will be responsible for designing and organizing an orientation program tailored to the needs of any new director.

        Director Compensation. Compensation for the non-management directors' service to the Corporation shall be based on the following principles:

  •
  Total compensation shall be competitive with that of comparable U.S. public companies in the S&P 500.

  •
  Compensation arrangements shall be flexible enough to allow each director to balance a mix of equity and cash according to his/her own needs keeping in mind the Board's mandatory guidelines for achieving and maintaining stock ownership.

  •
  Some portion of directors' compensation will be comprised of long-term incentives which parallel the types of long term incentives granted by the Board to senior management.

Political Donations

        The Corporation shall comply with all applicable federal and state laws governing contributions of Corporate assets for political purposes.

        In accordance with law, the Corporation may administratively support one or more federal or state political action committees (PAC) comprised of the voluntary contributions of employees or retirees but

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individual donations to such PACs shall not be coerced in any way nor shall an individual's donation decision affect in any way that person's employment status or performance evaluation.

Shareholder Rights Plan Policy

        The Board will adopt or materially amend a Stockholder Rights Plan only if, in the exercise of its fiduciary responsibilities under Delaware law, and acting by a majority of its independent directors, it determines that such action is in the best interests of Praxair's shareholders. Also, if the Board adopts or materially amends a Stockholder Rights Plan, it will submit such action to a non-binding shareholder vote as a separate ballot item at the first annual meeting of shareholders occurring at least six months after such action.

        Whenever a Rights Agreement is in place, a committee of independent directors shall evaluate the Agreement annually to determine whether it continues to be in the best interests of the Company's stockholders. Among the subjects of this annual review will be consideration of whether the threshold for calling a special meeting is appropriate in view of the ownership profile of the company.

Independent Auditors

        The Audit Committee's Charter shall provide that this Committee is responsible for evaluating the independence of the Corporation's independent auditors, and adopting such policies as it deems necessary to assure that independence.

        The independent auditors shall report to the Audit Committee and that Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors.

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APPENDIX 2

BOARD POLICY

DIRECTOR INDEPENDENCE STANDARDS

        In order for a director to be "independent" for purposes of service on the Praxair, Inc. Board of Directors, s/he must:

  1.
  Not have been an employee within the last three years and never have been an officer of Praxair, Inc.

  2.
  Not have been an executive officer within the last three years of a company on who's Compensation Committee a present executive officer of Praxair, Inc.(1) sits.

  3.
  Not be affiliated with or employed in a professional capacity by a present or former auditor of Praxair, Inc.(1) within the three years after the end of either the affiliation or the auditing relationship.

  4.
  Not have an immediate family member(2) who is or has been (a) an executive officer of Praxair, Inc.(1) within the last three years, (b) an executive officer within the last three years of a company on who's Compensation Committee a present executive officer of Praxair, Inc.(1) sits, or (c) affiliated with, or employed in a professional capacity, by a present or former auditor of Praxair, Inc.(1) within the three years after the end of either the affiliation or the auditing relationship.

  5.
  Not be an immediate family member(2) of any executive officer, or any other director, of Praxair, Inc.

  6.
  Not have, nor may any immediate family member(2) (other than as a non-executive employee) have, received within the last three years any compensation from Praxair, Inc.(1) or any other person, directly or indirectly (including, for example, fees paid to an advisory firm in which the director is a partner or has a greater than 10% equity or voting interest whether or not the director personally provided the service) for services rendered to Praxair, Inc.(1) (other than standard arrangements applicable to directors generally including, without limitation, deferred compensation for prior service provided that such compensation is not contingent on continued service).

  7.
  [not used]

  8.
  Not have had a personal services contract with Praxair, Inc.(1), or with any executive officer of Praxair, Inc., within the last 5 years.

  9.
  Not be, nor may any immediate family member(2) be, an executive officer, partner or greater than 10% owner of any company supplying or receiving goods and services to or from Praxair, Inc.(1) unless such goods and services are supplied in the ordinary course of business on an arms-length basis and their value has not exceeded within the last three years (1) 5% of the consolidated gross revenues of either company, or (2) the greater of $1 million or 2% of the other company's consolidated gross revenues.

  10.
  Not be an executive officer, partner or greater than 10% owner of any company to which Praxair, Inc.(1) is indebted in an aggregate amount in excess of 5% of Praxair, Inc.'s consolidated assets.

  11.
  Not be, nor may any immediate family member(2) be, (a) indebted to Praxair, Inc.(1) in an amount greater than $60,000, (b) an executive officer, partner or greater than 10% owner of

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    any entity that is so indebted, or (c) a trustee of, or have a substantial beneficial interest in, any trust or other estate that is so indebted.

  12.
  Not have, nor may any immediate family member(2) have, any direct or indirect material interest in a transaction or series of transactions to which Praxair, Inc.(1) is a party and in which the transaction amount exceeds $60,000 (other than interests that arise solely from an aggregate ownership of less than 10% of Praxair or an entity furnishing services to Praxair).

  13.
  Not be a director pursuant to any arrangement or understanding with another person or group.

  14.
  Not hold, nor otherwise have voting power with respect to, greater than 50% of Praxair, Inc.'s(1) outstanding voting stock, either directly, or indirectly through one or more intermediaries.

  15.
  Not be, nor may any immediate family member(2) be, an employee, officer or director of a foundation, university or other non-profit organization that receives, or has received, from Praxair, Inc.(1) or Praxair Foundation, Inc. in any of the last 5 years grants or endowments greater than $100,000 or greater than 1% of the total donations received by the entity in that year.

  16.
  The Board will also evaluate, on a case by case basis, any other relationship, direct or indirect, between a director and Praxair and its officers which might have the appearance of potentially impairing the director's independence of judgment. Special attention will be paid to:

  a.
  Coincident service on a non-profit or charitable Board by the director and a Praxair, Inc. officer, or the immediate family members(1) of any of them.

  b.
  Close personal relationships between the director and any executive officer.

1)
For purposes of these independence tests, Praxair, Inc. is intended to also refer to any consolidated subsidiary of Praxair, Inc.

2)
"immediate family member" means any of the person's spouse, parents, children, siblings, mothers-and fathers-in-law, son- and daughters-in-law, and brother- and sisters-in-law and anyone (other than domestic employees) who shares the person's home.

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APPENDIX 3

PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT TO
RESTATED CERTIFICATE OF INCORPORATION
of
PRAXAIR, INC.

        Praxair, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

        FIRST, the name of the Corporation is Praxair, Inc.

        SECOND, the amendment of the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        THIRD, the Restated Certificate of Incorporation of the Corporation is hereby amended so that the first, second and third subparagraphs under Article V, Board of Directors, shall read in their entirety as follows:

ARTICLE V

BOARD OF DIRECTORS

A.
Number, Tenure and Qualifications of Directors; Removal.

        1.     The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number of directors as is determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors; provided, however, that in no event shall the number of directors be less than three. Each director who is serving as a director as of the date of this Certificate of Amendment shall hold office until the expiration of the term for which he or she has been elected and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At each annual meeting of stockholders after the date of this Certificate of Amendment, each director who does not have a continuing term as provided in the foregoing sentence (and each director for whom a continuing term has expired) shall be elected and shall hold office until the annual meeting next succeeding his or her election and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

        2.     Any director, or the entire Board of Directors, may be removed from office with or without cause but only by the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as defined in Article VII, Section C), voting together as one class; provided, however, that if a proposal to remove a director is made by or on behalf of an Interested Person (as defined in Article VII, Section C) or a director who is not an Independent Director (as defined in Article VII, Section C), then such removal shall require the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as one class, excluding Voting Stock beneficially owned by such Interested Person.

        3.     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect

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directors, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, as amended.

        IN WITNESS WHEREOF, Praxair, Inc. has caused this Certificate of Amendment to be duly executed by an authorized officer this [    •    ] day of [    •    ], 2006.

PRAXAIR, INC.
By:

Name:
Title:

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APPENDIX 4

PRAXAIR, INC. PLAN FOR DETERMINING PERFORMANCE-BASED AWARDS

UNDER SECTION 162(M)

        Section 1.    Purpose.    The purpose of the Praxair, Inc. Plan for Determining Performance-Based Awards Under Section 162(m) (the "Plan") is to establish a process and criteria for administering and determining awards to be made to certain of Praxair, Inc.'s (the "Company") senior executives by the Company under the Company's long term incentive and variable compensation plans or otherwise so that such awards qualify as "performance-based compensation" within the meaning of IRS Code Section 162(m).

        Section 2.    Eligible Employees.    Any Executive Officer of the Company, as such term is defined for purposes of Section 16 of the Securities and Exchange Act of 1934, shall be eligible for designation as a Participant for Performance Awards determined under this Plan.

        Section 3.    Definitions.    The following terms utilized in this Plan shall have the following meanings:

  "Committee" shall mean the Compensation and Management Development Committee of the Board of Directors of the Company or any other Committee designated by the Board for the purpose of administering this Plan so long as each of the members comprising the Committee is an "outside director" within the meaning of Section 162(m).

  "Long Term Incentive Plan" shall mean any Praxair, Inc. long term incentive plan, or other long term incentive program adopted by the Board of Directors of the Company.

  "Participant" shall mean for a Performance Award related to a calendar year or Performance Period, each eligible employee who is designated as a Participant for such a year or period by the Committee in accordance with Section 9 herein.

  "Performance Award" shall mean either an Annual Performance Award (Section 5 herein) or payment pursuant to Long Term Performance Opportunities (Section 6 herein) or both as the context indicates.

  "Performance Measures" shall mean for a calendar year or Performance Period one or more of the business criteria set forth in Section 7 herein.

  "Performance Period" shall mean a period longer than one year over which performance is to be measured for purposes of Long Term Performance Opportunities in accordance with Section 6 herein.

  "Section 162(m)" shall mean Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder, all as amended from time to time.

  "Variable Compensation Plan" shall mean any Praxair, Inc. variable compensation plan, or other annual award program adopted by the Board of Directors of the Company.

        Section 4.    Term.    The Plan shall be effective as of January 1, 2002, and shall be applicable for all future fiscal years of the Company unless amended or terminated by the Committee pursuant to Section 12. Notwithstanding the foregoing, the material terms (as defined in Section 162(m)) of this Plan shall be subject to re-approval by the stockholders of the Company no later than the first meeting of stockholders to take place in 2006, if such approval is required by Section 162(m) at the time, and if such terms have not been earlier modified and submitted for stockholder approval.

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        Section 5.    Annual Performance Awards.

        5.1   For each calendar year, each Participant may be entitled to receive a payment ("Annual Performance Award") pursuant to a Variable Compensation Plan in an amount determined by the Committee as provided in this Plan. To the extent permitted by the Variable Compensation Plan, the payment of Annual Performance Awards may be made in cash, common stock or restricted stock of the Company, or a combination thereof.

        5.2   In no event shall any award amount determined by the Committee as provided in this Plan, when aggregated with all other awards made pursuant to the applicable Variable Compensation Plan in the calendar year, exceed any applicable calendar year or other applicable aggregate limit set forth in that Variable Compensation Plan.

        5.3   The maximum Annual Performance Award paid, in cash or stock, to a Participant for a calendar year may not exceed the lesser of: (i) three times (3X) the annual rate of salary paid to the Participant as of the last day of the preceding calendar year; and (ii) the applicable per-participant limit, if any, set forth in the applicable Variable Compensation Plan.

        Section 6.    Long Term Performance Opportunities.

        6.1   For any performance period designated by the Committee and having a duration longer than one year (a "Performance Period"), the Committee may establish the terms and conditions of award opportunities ("Long Term Performance Opportunities") entitling the Participant to receive payments pursuant to a Long Term Incentive Plan at the end of the Performance Period. The amount of such payments shall be determined according to the conditions of the Long Term Performance Opportunities established by the Committee as provided in this Plan. To the extent permitted by the applicable Long Term Incentive Plan, Long Term Performance Opportunities may consist of stock or other grants that are valued in whole or in part by reference to, or are otherwise based on, the market value of the common stock, restricted stock or other securities of the Company, and may be paid in common stock, restricted stock or other securities of the Company, cash or any other form of property as the Committee shall determine.

        6.2   A Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares received as Long Term Performance Opportunities prior to the date on which any applicable restriction or Performance Period established by the Committee lapses.

        6.3   In no event shall any award amount determined by the Committee as provided in this Plan, when aggregated with all other awards made pursuant to the applicable Long Term Incentive Plan in the calendar year, exceed any applicable calendar year or other applicable aggregate limit set forth in that Long Term Incentive Plan.

        6.4   The total aggregate payments, in cash or stock, made to a Participant for a Performance Period pursuant to Long Term Performance Opportunities for such period shall not exceed the lesser of: (i) $4,000,000 times the length of the Performance Period in years; and (ii) the applicable per-participant limit, if any, set forth in the applicable Long Term Incentive Plan.

        6.5   The Committee shall have the discretion, at the time Performance Goals are established for a Long Term Performance Opportunity pursuant to Section 9 herein, to establish terms for payment on such Long Term Performance Opportunity in the event a Change-in-Control (as defined in the applicable Long Term Incentive Plan) occurs prior to the end of the applicable Performance Period; provided, however, that in no event shall any such payment be in excess of the maximums set forth in this Section 6.

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        Section 7.    Performance Measures.

        7.1   For any calendar year or Performance Period, the Committee may designate one or more of the business criteria ("Performance Measures") set forth in this Section 7 for use in determining the amount of a Performance Award for an individual in relation to such year or period; provided that such designation would not subject any Performance Award to the deduction limitations of Section 162(m). Performance Measures designated for any Participant in a calendar year or Performance Period may be different from those designated for other Participants in said year or period as the Committee may determine. To the extent applicable to any Performance Measure, the Committee may specify a Performance Measure in relation to total Company performance or in relation to the performance of identifiable business unit(s) of the Company.

        7.2   Net Income. "Net Income" shall mean net income before the after-tax effect of any special charge or gain or cumulative effect of a change in accounting as reported in a statement of income for a year or period.

        7.3   Operating Profit. "Operating Profit" shall mean operating profit before any special charges or gains as reported in a statement of income for a year or period.

        7.4   SG&A. "SG&A" shall mean selling, general and administrative ("SG&A") costs as reported in a statement of income for a year or period.

        7.5   Sales. "Sales" shall mean sales as reported in a statement of income for a year or period.

        7.6   Cash Flow. "Cash Flow" shall mean Net Income, plus depreciation and amortization, plus income less dividends for minority interests, plus or minus changes in working capital, minus dividends paid to Praxair shareholders.

        7.7   Return on Capital. "Return on Capital" shall mean NOPAT divided by average Capital for the year or period. "Capital" shall mean the sum of: (i) short term debt; (ii) long term debt; (iii) current portion of long term debt; (iv) total minority interest; and (v) shareholders equity adjusted to reverse the effect of 1992 accounting changes (FAS106 and 112), all as reported in or determined from a balance sheet at the end of a year or period. "NOPAT" shall mean Operating Profit after tax plus equity income.

        7.8   Return on Equity. "Return On Equity" shall mean Net Income divided by average shareholders' equity for the year or period.

        7.9   Total Shareholder Return. "Total Shareholder Return" shall mean the percent increase over a year or period in the value of an investor's holdings in the Company's common stock assuming reinvestment of dividends.

        7.10 Debt to Capital Ratio. "Debt to Capital Ratio" shall mean Debt divided by Capital. "Debt" shall mean the sum of short term debt, the current portion of long term debt, and long term debt, all as reported in or determined from a balance sheet at the end of a year or period.

        7.11 EVA. "EVA" shall mean economic value added calculated as NOPAT (less South American minority share) less the cost of average Capital (less South American minority capital) for the year or period.

        Section 8.    Performance Goals.

        8.1   For each Performance Measure designated by the Committee, the Committee shall designate a specific, measurable target, schedule or threshold ("Performance Goal") against which actual performance is to be measured for purposes of determining the amount of any Performance Award; provided that any such designation would not subject any Performance Award to the deduction limitations of Section 162(m).

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        8.2   A Performance Goal may be expressed in any form as the Committee may determine including, but not limited to: (1) percentage growth; (2) absolute growth; (3) cumulative growth; (4) performance in relation to an index; (5) performance in relation to peer company performance; (6) a designated absolute amount; (7) percent of sales; and (8) per share of common stock outstanding.

        Section 9.    Determination and Payment of Awards.

        9.1   No later than ninety (90) days after the commencement of a calendar year or Performance Period, the Committee shall designate or approve for the Performance Awards relating to such year or period: (i) the individuals who will be Participants, if any; (ii) the Performance Measures; (iii) if there is more than one Performance Measure, the weighting of the Performance Measures in determining the Performance Award; (iv) the Performance Goals and payout matrix or formula for each Performance Measure; and (v) the target Performance Award for each Participant.

        9.2   Following the end of a calendar year or Performance Period, the Committee shall determine the Performance Award for each Participant by:

          (1)   comparing actual performance for each measure against the payout matrix approved for such year or period,

          (2)   multiplying the payout percentage from the payout matrix for each Performance Measure by the appropriate weighting factor, and

          (3)   summing the weighted payout percentages and multiplying their overall payout percentage by the Participant's target Performance Award.

        9.3   Notwithstanding anything contained in this Plan to the contrary, the Committee in its sole discretion may reduce any Performance Award for any Participant to any amount, including zero, prior to the certification by resolution of the Committee of the amount of such Performance Award.

        9.4   As a condition to the right of a Participant to receive a Performance Award, the Committee shall first certify, by resolution of the Committee, that the Performance Award has been determined in accordance with the provisions of this Plan.

        9.5   If, during a calendar year or Performance Period, a Participant terminates employment for any reason, the Committee, in its discretion, may provide that the Participant (or his or her beneficiary) receive, after the end of such year or period, all or any portion of the Performance Award related to such year or period to which the Participant would otherwise have been entitled.

        9.6   Performance Awards for a calendar year or Performance Period shall be determined as soon as practicable after such year or period and shall be paid no later than 75 days following such year or period unless deferred as provided in Section 9.7 hereof.

        9.7   The Committee may in its discretion elect to defer payment of any Performance Award until such date before or after retirement as a Participant may request upon such terms and conditions as may be approved or established by the Committee in its sole judgment. Such terms may include the payment of interest or dividend equivalents on deferred amounts.

        9.8   The Company shall withhold from any Performance Award or payments determined under this Plan any amount of withholding taxes due in respect of a Performance Award, its deferral or payment. Such taxes shall be withheld or paid in the manner provided by the Variable Compensation Plan or Long Term Incentive Plan pursuant to which the award or payment is made.

        9.9   Participation in this Plan does not preclude Participants from participation in any other benefit or compensation plans or arrangements of the Company.

        Section 10.    Administration and Interpretation.    The Plan shall be administered by the Committee, which shall have the sole authority to make rules and regulations for the administration of the Plan.

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The interpretations and decisions of the Committee with regard to the Plan shall be final and conclusive. The Committee may request advice or assistance or employ such persons (including, without limitation, legal counsel and accountants) as it deems necessary for the proper administration of the Plan.

        Section 11.    Administrative Expenses.    Any expense incurred in the administration of the Plan shall be borne by the Company out of its general funds.

        Section 12.    Amendment or Termination.    The Committee may from time to time amend the Plan in any respect or terminate the Plan in whole or in part, provided that no such action shall increase the amount of any Performance Award for which Performance Goals have been established but which has not yet been earned or paid: and provided further that such action will not cause a Performance Award to become subject to the deduction limitations contained in Section 162(m).

        Section 13.    No Assignment.    The rights hereunder, including without limitation rights to receive a Performance Award, shall not be pledged, assigned, transferred, encumbered or hypothecated by an employee of the Company, and during the lifetime of any Participant any payment of a Performance Award shall be payable only to such Participant. A Participant, however, may designate in writing at any time and from time to time one or more beneficiaries to receive, in the event of the Participant's death, the payment of any award determined pursuant to Section 9 herein or any deferred Performance Award; provided that such designation is received by the Company prior to such death.

        Section 14.    The Company.    For purposes of this Plan, the "Company" shall include the successors and assigns of the Company, and this Plan shall be binding on any corporation or other person with which the Company is merged or consolidated.

        Section 15.    Stockholder Approval.    This Plan shall be subject to approval by a vote of the stockholders of the Company at the 2001 Annual Meeting of Shareholders.

        Section 16.    No Right to Employment.    The designation of an employee as a Participant, the determination of the amount of any Performance Award, or the establishment of the terms of any Long Term Performance Opportunity shall not be construed as giving a Participant the right to be retained in the employ of the Company or any affiliate or subsidiary of the Company.

        Section 17.    Governing Law.    The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable federal law.

        Section 18.    No Trust    Neither the Plan nor any Performance Award nor any Long Term Performance Opportunity shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Participant. To the extent any Participant acquires a right to receive payments from the Company in respect to any Performance Award or Long Term Performance Opportunity, such right shall be no greater than the right of any unsecured general creditor of the Company.

        Section 19.    Section 162(m).    It is the intention of the Company that all awards determined in accordance with this Plan be excluded from the deduction limitations contained in Section 162(m). Therefore, if any Plan provision is found not to be in compliance with the "performance-based" compensation exception contained in Section 162(m), that provision shall be deemed amended so that the Plan does so comply to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the "performance-based" compensation exception contained in Section 162(m).

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APPENDIX 5

CHARTER FOR THE PRAXAIR, INC. AUDIT COMMITTEE

        The Board of Directors (the "Board") of Praxair, Inc. (the "Corporation") shall appoint the Audit Committee (the "Audit Committee") which shall be constituted and have the responsibility and authority as described herein.

Composition

        The Audit Committee shall meet the size, independence and experience requirements of applicable statutes and the New York Stock Exchange Listing Standards, as may be in effect from time to time.

Responsibility

        The Audit Committee's primary responsibility shall be to provide advice and counsel to management regarding, and assist the Board in the oversight of, (a) the integrity of the financial statements of the Corporation, (b) the Corporation's compliance with legal and regulatory requirements, (c) the independence and qualifications of the Corporation's external auditors, and (d) the performance of the Corporation's internal audit function and external auditors.

        In carrying out its responsibilities, the Audit Committee shall undertake the following activities:

Independent Audit

  1.
  Appoint the independent auditor to audit the financial statements of the Corporation. Such independent auditor shall report directly to the Audit Committee.

  2.
  Evaluate the performance of the independent auditor and, if necessary, replace the independent auditor. Obtain and review written periodic reports at least annually from the independent auditor describing (a) the auditing firm's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities (including the Public Company Accounting Oversight Board), within the preceding five years, respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with such issues.

  3.
  Approve all audit engagement fees and terms for the independent auditor. Pre-approve all non-audit engagements or services with or by the independent auditor. The Committee may delegate to one or more Committee members the authority to pre-approve such non-audit services between regularly scheduled meetings provided that such approvals are reported to the full Committee at the next Committee meeting.

  4.
  Obtain and review written periodic reports at least annually from the independent auditor delineating all relationships between the independent auditor and the Corporation. This report shall be consistent with the requirements of the Independence Standards Board (currently, Standard #1 regarding independence discussions with Audit Committees) regarding the auditor's independence. The Audit Committee shall actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and if necessary, take appropriate action to insure that the Corporation has an auditor that is independent in fact.

  5.
  Meet with the independent auditor to review the planning of the audit including scope, staffing, locations, reliance on management and corporate audit participation, and general audit approach.

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  6.
  Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Corporation's response to that letter and resolve any disputes between management and the independent auditor. Obtain and review timely reports from the independent auditor on other material written communications between management and the independent auditor such as any management letter or schedule of unadjusted differences.

  7.
  Discuss with the independent auditor the required communications with Audit Committees as prescribed by the Auditing Standards Board. (currently, Statement #1 regarding communication with the Audit Committee).

  8.
  Discuss with the independent auditor whether it has identified the existence of any issues of the type described in Section 10A of the Securities Exchange Act of 1934 (concerning detection of illegal acts).

  9.
  Establish clear policies for the Corporation regarding the hiring of employees or former employees of the independent auditors.

Financial Reporting

  1.
  Review the Corporation's annual audited financial statements and the report thereon and the Corporation's quarterly financial statements with the independent auditor and management (including, without limitation, footnotes and the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"). With respect the annual audited financial statements, such review shall take place prior to their publication and the Committee shall recommend to the Board their inclusion in the Corporation's Annual Report to Shareholders and its annual report on Form 10-K.

  2.
  Review with management and the independent auditor the Corporation's earnings results announcements prior to their release to the public. Review with management the Corporation's forward-looking earnings guidance (including changes thereto), if any, prior to its release to the public. The chair of the Committee may represent the entire Audit Committee for purposes of these reviews.

  3.
  Periodically review and discuss financial information provided to analysts and rating agencies. The foregoing shall supplement (a) the full Board's periodic review of investor relations activities, and (b) the Finance and Pension Committee's periodic review of credit rating results and oversight of the Corporation's dealings with credit rating agencies.

  4.
  Discuss with management and the independent auditors any significant issues regarding accounting principles, practices and judgments made in connection with the preparation of the Corporation's financial statements. Obtain and review a report from the independent accountants regarding all critical accounting policies to be used in the Corporation's financial statements including major changes thereto and including also; (a) all alternative treatments of financial information within GAAP that have been discussed with management, (b) the ramifications of the use of such alternative disclosures and treatments, and (c) the treatment preferred by the independent auditor.

  5.
  Review the Corporation's disclosure controls and procedures, and management's assessment thereof.

Internal Controls

  1.
  Review the global corporate audit function, its performance, the adequacy of its resources and the competence of its staff, audit risk considerations and areas of audit emphasis. Review the

5-2

    cooperation afforded, or the limitation or pressures, if any, imposed by management. Review and ratify the appointment of the Director, Corporate Audit.

  2.
  Obtain and review periodic reports on the corporate audit department's significant recommendations to management and management's responses, particularly with respect to identified audit risk considerations.

  3.
  Obtain and review periodic reports at least annually from management and the independent auditors assessing the effectiveness of the Corporation's internal control structure and procedures for financial reporting and including; (a) all significant deficiencies or material weaknesses in the design or operation of internal controls, (b) any fraud, whether or not material, that involves management or other employees having a significant role in the internal controls, (c) all significant changes to internal controls, including corrective actions, since the last report to the Committee.

  4.
  Review the Corporation's computerized information systems, applications and related controls, including security and contingency plans.

Other Control Issues

  1.
  Meet at least annually with the Chief Financial Officer, Controller, Director of Corporate Audit, and the independent auditor in separate private sessions.

  2.
  Discuss with the independent auditor the annual review of the executive officers' and directors' expense accounts and perquisites.

  3.
  Review with the Corporation's General Counsel legal matters that may have a material impact on the financial statements, the Corporation's compliance with legal and regulatory requirements and the Corporation's code(s) of business conduct and ethics, and any material reports or inquiries received from regulators or governmental agencies.

  4.
  Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls and auditing matters.

  5.
  Establish procedures for the confidential, anonymous submission by the Corporation's employees of concerns regarding questionable accounting or auditing matters.

  6.
  Review and discuss guidelines and policies by which the Corporation undertakes risk assessment and risk management.

  7.
  Review the Corporation's tax planning efforts, taxing authority developments, pending audits, and the adequacy of tax reserves.

  8.
  Review periodically the Limits of Authority of the Chief Executive Officer and, in consultation with other relevant Committees, recommend to the Board changes thereto.

Committee Reports and Assessments

  1.
  Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

  2.
  Prepare the required written confirmation to the New York Stock Exchange at least once a year or upon any changes to the composition of the Audit Committee.

  3.
  Review and reassess the adequacy of this Charter annually and submit any changes to the Board for approval.

  4.
  Conduct an evaluation of the Committee's performance at least annually.

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        The Audit Committee shall meet at least three times a year. The Committee Chairman shall have the authority to call a special meeting of the Committee whenever s/he deems such meeting necessary or desirable.

        The Chairman shall regularly make a report to the Board regarding the Committee's activities.

        The Committee shall have the authority to designate, and delegate duties to, such standing and ad-hoc sub-committees as it deems necessary or desirable.

        A majority of the members of the Committee shall constitute a quorum for the transaction of business, subject to the provisions of Article II, Section 6 of the Corporation's by-laws regarding the appointment of a substitute director to act in the place of any absent or disqualified Committee member.

        The vote of a majority of the members and substitute members present at any meeting at which a quorum is present shall be the act of the Committee.

        There shall be free and confidential access at any time to the Audit Committee by the independent auditor, the Controller, the Director of Corporate Audits, the General Counsel and the management of the Corporation, and by the Audit Committee to those individuals.

        The Audit Committee shall have the sole authority to retain, and approve the fees and other retention terms of, special legal, accounting or other advisors, as it deems necessary.

        While the Audit Committee has the responsibility and authority set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, or to assure compliance with laws and regulations.

5-4

PRELIMINARY

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Praxair, Inc.
for the Annual Meeting of Shareholders on April 25, 2006

        I (we) hereby authorize James S. Sawyer and James T. Breedlove, or either of them, and each with the power to appoint his substitute, to vote as Proxy for me (us) at the Annual Meeting of Shareholders of Praxair, Inc. to be held at the Sheraton Danbury, 18 Old Ridgebury Road, Danbury, CT on April 25, 2006 at 9:30 A.M., or any adjournment or postponement thereof, the number of shares of common stock of Praxair, Inc. which I (we) would be entitled to vote if personally present. The proxies shall vote such shares as directed on the reverse side of this card and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. I (we) revoke all proxies heretofore given to vote at the Annual Meeting.

        The proxies will vote as the Board of Directors recommends where I (we) do not specify a choice. As the Board makes no recommendation on Proposal 2, if I (we) do not specify a choice on Proposal 2, the proxies will vote my (our) shares to abstain on Proposal 2.

        For Participants in the Praxair, Inc., Praxair Distribution, Inc., Praxair Healthcare Services, Inc., Praxair Puerto Rico, Inc. or Dow Chemical Company Employee Savings Plans: As to those shares of Praxair, Inc. common stock, if any, that are held for me in the aforementioned Savings Plans, I instruct the Trustee of the applicable Savings Plan to vote my shares as I have directed on the reverse side of this proxy card. Where I do not specify a choice, my shares will be voted in the same proportion as the trustee votes the shares for which it receives instructions.

PRAXAIR, INC.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

ANNUAL MEETING OF SHAREHOLDERS—April 25, 2006 AT 9:30 A.M.
Sheraton Danbury—Danbury, CT

IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE NOTE:

*
—Only shareholders and their accompanying guests, and the invited guests of Praxair, will be granted admission to the Annual Meeting.

*
☐ To assure admittance:

        —If you hold shares of Praxair, Inc. common stock through a broker, bank or other nominee, please bring a copy of your broker, bank or nominee statement evidencing your ownership of Praxair common stock as of the March 1, 2006 record date

        —Please bring a photo ID, if you hold shares of record as of March 1, 2006, including shares in certificate or book form or in the Praxair, Inc. Dividend Reinvestment and Stock Purchase Plan ("DRISP")

        —Please bring your Praxair ID if you are an employee shareholder

*
The Annual Meeting will start promptly at 9:30 A.M. on Tuesday, April 25, 2006.

    DIRECTIONS:

    From Points West of Danbury:

    Take I-84 East to Exit 2 (Mill Plain Road) in Danbury. Go to the bottom of the ramp and turn left. Go to the second light and turn right (Mill Plain Road). Go to the next light and turn right (Old Ridgebury Road). Go up the hill and the Sheraton Danbury is on your left.

    From Points East of Danbury:

Take I-84 West to Exit 2A (Old Ridgebury Road) in Danbury. The exit ramp circles around and up over the highway. The Sheraton Danbury is on your left.

BY MARKING THIS CARD, YOU ARE VOTING ALL SHARES OF YOUR PRAXAIR COMMON STOCK INCLUDING THOSE HELD IN THE SAVINGS PLAN(S).

Vote MUST be indicated (X) in Black or Blue Ink

        —1. Election of Directors.

For All	Withhold All	For All Except

The Board of Directors recommends a vote "FOR" the nominees listed below

  Nominees:

        (01) Stephen F. Angel

        (02) Claire W. Gargalli,

        (03) G. Jackson Ratcliffe, Jr.,

        (04) Dennis H. Reilley

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For All Except" box and write that nominee's name in the space provided below. Such a mark will be deemed a vote "FOR" all nominees other than those listed as exceptions.)

Exceptions:

        The Board of Directors recommends a vote "FOR" Proposals 3 and 4 and makes no recommendation on proposal 2.

For	Against	Abstain
2.
Proposal to Approve an Amendment to the Praxair, Inc. Certificate of Incorporation to declassify the Board.

3.
Proposal to Re-Approve Performance Goals under Praxair's Section 162(m) plan.

4.
Proposal to ratify the appointment of the Independent Auditor.

5.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Check here if you

Consent to future electronic delivery of Annual Report/Proxy Statement
(see explanation in the Proxy Statement)

Check here if you

Have written comments or change of address on this card

Please be sure to sign and date
this Proxy in the box below.

Date

Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, executors, administrators, custodians, guardians or corporate officers should give full title.

Co-holder (if any) sign above

Stockholder sign above

x x x IF YOU WISH TO VOTE BY INTERNET OR TELEPHONE, PLEASE READ THE INSTRUCTIONS
BELOW x x x

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PRELIMINARY
PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.
By Mail; or
2.
By Telephone (using a Touch-Tone Phone); or
3.
By Internet.

Vote by Telephone
Call Toll-Free on a Touch-Tone Phone anytime prior to
3 A.M. Eastern Time, April 25, 2006.
 1-888-216-1276

Vote by Internet
Prior to 3 A.M. Eastern Time, April 25, 2006, go to
 https://www.proxyvotenow.com/pxa

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 A.M. Eastern Time, April 25, 2006. It is not necessary to return this proxy if you vote by telephone or Internet.

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

HOW TO RECEIVE YOUR ANNUAL REPORT AND PROXY STATEMENT ON-LINE:

Save Praxair future postage and printing expense by consenting to receive future annual reports and proxy statements on-line on the Internet. Whether you vote by Internet, by telephone or by mail, you will be given an opportunity to consent to future electronic delivery. See the proxy statement for more information about this option. For your convenience, these materials are now available for viewing and downloading as follows:

2005 Annual Report: www.praxair.com/annualreport
2006 Notice of Meeting and Proxy Statement: www.praxair.com/proxy

Your vote is important!

QuickLinks

PRELIMINARY PROXY STATEMENT
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 25, 2006
PRELIMINARY PROXY STATEMENT
Annual Meeting of Shareholders Tuesday, April 25, 2006
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROXY AND VOTING PROCEDURES
HOW TO RECEIVE YOUR ANNUAL REPORT AND PROXY STATEMENT ON-LINE
SHAREHOLDERS SHARING AN ADDRESS
SHARE OWNERSHIP
CORPORATE GOVERNANCE AND BOARD PRACTICES
THE BOARD OF DIRECTORS
EXECUTIVE OFFICERS
SHAREHOLDER RETURN
COMPARISON OF CUMULATIVE TOTAL RETURN(1) AMONG PRAXAIR, INC., S&P 500 INDEX and S5 MATERIALS INDEX(2)
EXECUTIVE COMPENSATION
Compensation and Management Development Committee Report on Executive Compensation
TABLE 1 SUMMARY COMPENSATION TABLE
TABLE 2 OPTION GRANTS IN LAST FISCAL YEAR
TABLE 3 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
TABLE 4
TABLE 5
THE INDEPENDENT AUDITOR
AUDIT COMMITTEE REPORT
MISCELLANEOUS
CORPORATE GOVERNANCE GUIDELINES
APPENDIX 2
BOARD POLICY
DIRECTOR INDEPENDENCE STANDARDS
APPENDIX 3
PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
CERTIFICATE OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION of PRAXAIR, INC.
ARTICLE V
BOARD OF DIRECTORS
APPENDIX 4 PRAXAIR, INC. PLAN FOR DETERMINING PERFORMANCE-BASED AWARDS UNDER SECTION 162(M)
APPENDIX 5 CHARTER FOR THE PRAXAIR, INC. AUDIT COMMITTEE